                                     EX-2.1

       SHARE ACQUISITION AGREEMENT DATED FEBRUARY 29, 2000 BY AND BETWEEN
                   PHARMACOPEIA AND THE PERSONS NAMED THEREIN

DATED                                                         February 29, 2000
--------------------------------------------------------------------------------




                  (1) THE PERSONS WHOSE NAMES AND ADDRESSES ARE SET OUT IN PART A OF THE FIRST SCHEDULE


                  (2)      PHARMACOPEIA INC







-------------------------------------------------------------------------------

                           SHARE ACQUISITION AGREEMENT

             for the exchange of the entire issued share capital of


                           SYNOPSYS SCIENTIFIC SYSTEMS
                                     LIMITED
-------------------------------------------------------------------------------





                     (ALPHA)(BETA)(CHI)(DELTA)(EPSILON)(PHI)
                        2 Serjeants' Inn, London EC4Y 1LT
                      Tel: 0171 583 5353 Fax: 0171 353 3683



Execution
Date: 250200
Ref: C507/303701


CONTENTS

CLAUSE                     HEADING
1                          Definitions and Interpretations
2                          Sale and Purchase of the Shares
3                          Consideration
4                          Completion
5                          Warranties and Representations
6                          Breach of Warranty
7                          Limitation of liability
8                          Purchaser's Warranties
9                          Undertakings by the Vendors
10                         Restrictions on the Managing Vendors
11                         [Clause intentionally deleted]
12                         Nature of obligations
13                         Announcements
14                         General
15                         Communications
16                         Proper Law

SCHEDULE                   DESCRIPTION

1                          Details of the Vendors
2                          Particulars of the Company
3                          The Properties
4                          Warranties
5                          Protection for Vendors
6                          Tax Deed

Appendix A                 The Accounts

DOCUMENTS IN THE AGREED FORM

                           Disclosure Letter
                           Directors' Letter of Resignation
                           Auditors' resignation
                           Letters of release from Vendors
                           Completion Board Minutes
                           Certificate of Title

THIS AGREEMENT is made on 29th February 2000 BETWEEN:-

(1) The persons whose names and addresses are set out in Part A of the first schedule ("THE VENDORS");

(2) PHARMACOPEIA, INC a corporation incorporated in the state of Delaware, United States of America and having its principal office at 9685 Scranton Drive, San Diego, USA 92121-3752 ("THE PURCHASER"),

RECITALS

(A) The Purchaser has offered to purchase the Shares and the shares in Synopsys Scientific Systems arising upon the exercise of any options granted at the date hereof under the terms of the Share Option Scheme for a Consideration to be satisfied by cash and/or the issue of Consideration Shares in such proportion as the holders of the Shares shall elect.

(B) The holders of the Shares at the date of this Agreement have agreed to sell the Shares to the Purchaser on the terms set out in this Agreement.

(C) Prior to the exchange of the Agreement the Company has resolved to pay US$250,000 (or the sterling equivalent) to the EBIT.

1                 DEFINITIONS AND INTERPRETATION
------------------------------------------------
1.1               In this agreement unless the context otherwise requires:-

                  "ACCOUNTS" means the published statutory accounts of the Company relating to the accounting reference period ended on the Balance Sheet Date together with the notes, reports and other documents annexed to them in the form set out in Appendix A;

                  "AGREED FORM" means in a form agreed by and signed by or on behalf of the parties to this agreement;

                  "ORDINARY SHARES" means Ordinary Shares of L1 each in the Company;

                  "ASSOCIATE" means any person with whom any of the Vendors may be connected within the meaning of section 839 of the Taxes Act or for whom any of them may be a personal representative;

                  "AUDITORS" means the auditors for the time being of the Company;

                  "BALANCE SHEET DATE" means 31 March 1999;

                  "PREFERRED SHARES" means Preferred Ordinary Shares of L1 each in the Company;

                  "BUSINESS DAY" means a day on which banks generally are open in the City of London for the transaction of normal banking business;

                  "COMPANIES ACT" means the Companies Act 1985 (as amended or re-enacted by the Companies Act 1989);

                  "COMPANY" means Synopsys Scientific Systems Limited details of which are set out in the second schedule;

                  "COMPLETION" means the date upon which completion of the sale and purchase of the Shares takes place pursuant to this agreement;

                  "CONSIDERATION" means the consideration for the Shares as referred to in clause 3 and columns 4 and 5 of the First Schedule;

                  "CONSIDERATION SHARES" means the Common Stock of the Purchaser to be issued to the Vendors pursuant to clause 3;

                  "DISCLOSURE LETTER" means the letter in the Agreed Form from the Vendors to the Purchaser dated as at the date of this agreement;

                  "EBIT" means the Synopsys Scientific Systems employee benefit trust established pursuant to a deed of settlement a copy of which is annexed to the Disclosure Letter;

                  "EVENT" includes any act, omission, transaction or circumstance (including any of such matters provided for under this agreement);

                  "MANAGING VENDORS" means each and any of APF Cook, KA Harrington, J Hayward, G Hopkinson and P Hoyle;

                  "OPTIONHOLDERS" means the persons whose names and addresses are set out in Part B of the First Schedule and "OPTION" shall refer to an option granted to an Optionholder as set out in Part B of the First Schedule;

                  "PENSION SCHEME" means the Vendor's pension scheme as referred to in the Fourth schedule;

                  "PROPERTIES" means the properties briefly described in the Property Schedule or any part of or interest in any such properties (and a reference to the "property" is to either or both of those properties);

                  "PROPERTY SCHEDULE" means the Third Schedule;

                  "PURCHASER'S SOLICITORS" means Titmuss Sainer Dechert of 2 Serjeants' Inn, London EC4Y 1LT;

                  "REVENUE" means all fiscal authorities (national or local) whether of the United Kingdom or elsewhere;

                  "SECURITIES ACT" means the Securities Act of 1933 of the United States of America;

                  "SHARES" means the whole of the issued and allotted share capital of the Company at Completion.;

                  "SHARE OPTION SCHEME" means the Synopsys Scientific Systems Inland Revenue Approved Executive Share Option Scheme;

                  "TAXATION" means all forms of taxation, duties (including stamp duty), levies, imposts, charges, withholdings, national insurance and other contributions, rates and PAYE liabilities (including any related or incidental penalty, fine, interest or surcharge) whether of the United Kingdom or elsewhere;

                  "TAX DEED" means a deed in the form set out in the Sixth Schedule duly executed by the Covenantors referred to in it;

                  "TAXES ACT" means the Income and Corporation Taxes Act 1988;

                  "TRUST VENDORS" means the trustees of the AJD Katritzky Revocable Trust and KB (CI) Nominees Limited;

                  "VENDORS' SOLICITORS" means Walker Morris, of Kings Court, 12 King Street, Leeds, LS1 2HL;

                  "WARRANTIES" means the representations, warranties and undertakings on the part of the Vendors contained in the Fourth Schedule and which are made by the Vendors pursuant to clause 5;

1.2               In this agreement unless the context otherwise requires:-

1.2.1 any reference to a clause, schedule or appendix (other than to a schedule to a statutory provision) is a reference to a clause of or schedule or appendix to this agreement; and the schedules and appendices form part of and are deemed to be incorporated in and in references to this agreement;

1.2.2 any reference to a statute or statutory provision includes a reference to that provision as amended, re-enacted or replaced and any regulations or orders made under such provisions from time to time whether before or after the date of this agreement and any former statutory provision replaced (with or without modification) by the provision referred to except to the extent that any amendment, re-enactment or replacement coming into force after the date of this agreement would increase or extend the liability of the parties to one another;

1.2.3 any reference to persons includes a reference to firms, corporations or unincorporated associations;

1.2.4 any reference to the singular includes a reference to the plural and vice versa; and any reference to the masculine includes a reference to the feminine and vice versa;

1.2.5 a reference to an SSAP is a reference to a Statement of Standard Accounting Practice which has been adopted as an accounting standard by the Accounting Standards Board;

1.2.6 any agreement, warranty, representation, indemnity, covenant or undertaking on the part of two or more persons shall be deemed to be given or made by such persons severally and proportionately namely in the proportion which the Consideration received or receivable by a Vendor pursuant to this agreement bears to the total Consideration;

1.2.7 any matter which shall be relevant to any of the Vendors and which be known to at least one of the Vendors shall be deemed to be known by the other Vendors as well;

1.2.8 words and expressions defined in the Companies Act bear the same respective meanings; and

1.2.9 any reference to indemnifying any person against any circumstance includes indemnifying and holding that person harmless from all actions, claims, demands and proceedings of any nature from time to time made against that person and all losses, damages, payments, awards costs or expenses made, suffered or incurred by that person as a consequence of that circumstance.

1.3 Headings and titles are used for ease of reference only and do not affect the interpretation of this agreement.

1.4 Unless otherwise specified in this agreement, if any statement is qualified by the expression "TO THE BEST OF THE VENDORS' KNOWLEDGE INFORMATION AND BELIEF" or "SO FAR AS THE VENDORS ARE AWARE" or any similar expression, that expression shall be deemed to include a warranty by the makers thereof that the statement has been made by them after due and careful enquiry.

2                 SALE AND PURCHASE OF THE SHARES
-------------------------------------------------
2.1               The Vendors shall sell the Shares to the Purchaser and the
                  Purchaser, relying on the Warranties and the other obligations of the Vendors under this agreement, shall purchase the Shares.

2.2 The Vendors shall transfer the Shares with full title guarantee (except for the Trustee Vendors who shall transfer the Shares owned by them with limited title guarantee) free from all liens, charges, encumbrances and adverse claims (and whether or not the Vendors know or could reasonably be expected to know about such matters) together with all rights now or hereafter attaching to them including all dividends declared or payable or distributions made or proposed on or after the date of this agreement.

2.3 The Vendors irrevocably and unconditionally waive (and shall procure such a waiver by their nominee(s) of) all rights of pre-emption or other restrictions on transfer which they or such nominee(s) may have, whether under the Articles of Association of the Company or otherwise, in respect of the transfer to the Purchaser or its nominee(s) of the Shares or any of them and shall execute and deliver (or procure the execution and delivery of) all such deeds of waiver in respect thereof as the Purchaser may require.

2.4 The Purchaser shall not be obliged to complete the exchange of some only of the Shares unless the exchange of all the Shares is completed simultaneously in accordance with the provisions of this agreement.

3                 CONSIDERATION
-------------------------------
3.1               The aggregate consideration for the sale and purchase of the
                  Shares shall be US$24,750,000 (twenty four million, seven
                  hundred and fifty thousand) to be satisfied by:

3.1.1 the issue and allotment by Pharmacopeia to the Vendors of the Consideration Shares in the amounts set out in column 4 of Part A of Schedule 1; and

3.1.2 the payment of cash consideration to the Vendors in the amounts set out in column 5 of Part A of Schedule 1.

3.2 The cash consideration shall be payable on completion by CHAPS transfer to Walker Morris client account at The Royal Bank of Scotland, account number 00282443, sort code 16-23-37. Payment to the above account will be good and sufficient discharge and Pharmacopeia will not be further concerned as to the application of the monies so paid.

3.3 The Consideration Shares shall be issued fully paid (or credited as fully paid), non-assessable, and shall rank pari passu in all respects with the issued and outstanding shares of common stock of the Purchaser (other than in respect of registration), including the right to receive all dividends or distributions declared, paid or made after the date of this Agreement. The parties acknowledge that the Consideration Shares have not been registered pursuant to the Securities Act, as amended.

3.4 No fractional Consideration Shares shall be issued and the Purchaser shall, where any fractional Consideration Share would result, be entitled to limit the Consideration Shares to the nearest lower whole number of Consideration Shares resulting.

3.5 The Purchaser agrees unconditionally to offer no later than 3 March 2000 to purchase all Ordinary Shares issued before that date upon the exercise of an Option at the same price per share as the Shareholders including cash/shares to be satisfied in cash and/or Consideration Shares at the election of the Optionholder On terms that the completion of such purchase is completed no later than 3 March 2000 and the provisions of clauses 3.2,3.3 and 3.4 shall apply.

3.6 Pharmacopeia covenants with each of the Vendors that within 7 days of Completion it will procure that the Company contributes US$250,000 (or the Sterling equivalent of this amount) to the EBIT in accordance with the resolution of the board of the Company referred to in Recital (C).

3.7 The Company has been notified in writing by each of the Optionholders that each Optionholder intends to exercise his Option in full and to accept the offer of the Purchaser as referred to in clause 3.5 when such offer is made.

3.8 The Purchaser undertakes, subject to receipt of necessary information from the Vendors, to use its best endeavours to file with the US Securities Exchange Commission, as soon as practicable, but in no event later than thirty (30) days after Completion, a registration statement to enable the resale of the Consideration Shares by the Vendors, and use its reasonable efforts, subject to receipt of all necessary information from the Vendors, to cause the registration statement to become effective as soon as practicable, but in no event later than ninety (90) days after Completion. The Vendors undertake to comply with the applicable provisions of the Securities Act and other applicable securities laws in connection with their disposition of their Consideration Shares pursuant to such registration statement.

4                 COMPLETION
----------------------------
4.1               Completion shall take place at the offices of the Purchaser's
                  Solicitors immediately after the exchange of this agreement when the parties shall comply with their respective obligations as set out in this clause.

4.2 The Vendors shall deliver to the Purchaser or (at the option of the Purchaser) to its nominee(s):-

4.2.1 duly executed share transfers in respect of the Shares in favour of the Purchaser or as it may direct, together with the relevant share certificates or other documents of title and any power of attorney or other authority under which such transfers have been executed and an indemnity in such form as the Purchaser shall require in relation to any missing certificates;

4.2.2 written resignations and releases executed as deeds in the Agreed Form from all persons (other than any directors or secretaries remaining at the request of the Purchaser or appointed at the instance of the Purchaser) who, on or immediately prior to Completion, may be directors or secretaries of the Company, resigning their offices and releasing the Company from all claims and rights of action whether by way of compensation, remuneration, redundancy payments or otherwise except for accrued remuneration and reasonable expenses (if any) for the month then current at the respective rates disclosed in the Disclosure Letter;

4.2.3             [Clause deleted]

4.2.4 the unqualified resignation with effect from Completion of the present Auditors as auditors of the Company by a notice in accordance with section 392 of the Companies Act which shall contain a statement in accordance with section 394 of the Companies Act together with confirmation that they have no claims against the Company for unpaid fees or expenses;

4.2.5 the common seal, the certificates of incorporation and copies of the Memorandum and Articles of Association (containing copies of all such resolutions and agreements as are referred to in section 380 of the Companies Act) of the Company and the registers and books required by the Companies Act to be kept by it all of which shall be written up to date as at Completion;

4.2.6 certificate of title in the Agreed Form to the Property and all deeds and documents of title relating to the Property (including all insurances policies, premium receipts, maintenance contracts and other documents relating to the Property) and certified copies of any documents being held by mortgagees;

4.2.7 a letter from the Vendors specifying the whereabouts of any other documents, books and records of the Company which are not held at the

                  Property and directing the holders of them to deliver them up to the Purchaser's authorised representatives immediately upon request;

4.2.8 service agreements in the Agreed Form between the Company and each of Dr GA Hopkinson, Dr J Hayward, Mr APF Cook, Dr PLM Hoyle and Dr KA Harrington signed by each of those individuals;

4.2.9             powers of attorney in the Agreed Form executed by each Vendor;

4.2.10            the Tax Deed; and

4.2.11 if required by the Purchaser, evidence to the satisfaction of the Purchaser that any person executing this agreement or any document to be executed pursuant to it has authority to do so.

4.2.13 a deed of termination, in Agreed Form, in relation to the Shareholders' Agreement relating to the Company amongst the Vendors.

4.3               The Vendors shall on the Completion Date:-

4.3.1 procure that none of them or any of their Associates has any claims or rights of action against the Company and that the Company is not in any way obligated or indebted to any of them or to any such Associates save in relation to their terms of employment with the Company; and

4.3.2 procure that each of them and their Associates shall have repaid to the Company all sums which may be owed by any of them to the Company on any account whatsoever, whether or not such sums shall be due and payable on or before the Completion Date;

4.3.3 deliver to the Purchaser's Solicitors letters executed as deeds in the Agreed Form confirming that they have complied with clauses 4.3.1 and

                  4.3.2 and irrevocably and unconditionally releasing the Company from all obligations and liabilities as contemplated by clause 4.3.1.

4.4 The Vendors shall procure that a Board Meeting of the Company will be held which will transact the matters referred to in the board minutes of the Company in the Agreed Form.

4.5 Subject to the conclusion of the matters referred to in the previous provisions of this clause:-

4.5.1 the Purchaser shall pay to the Vendors the cash consideration and allot and issue the Consideration Shares to the Vendors and deliver to the Vendors' Solicitors:-

4.5.1.1 the Vendors shall be entered in the Purchaser's Stock Transfer Books as the holders of those shares and definitive share certificates in the names of the Vendors in respect of the Consideration Shares shall be delivered as soon as practical after Completion;

4.5.1.2           a counterpart Tax Deed duly executed by the Purchaser;

5                 WARRANTIES AND REPRESENTATIONS
------------------------------------------------
5.1               The Vendors represent and warrant to and undertake with the
                  Purchaser that, save only as and to the extent fairly disclosed to the Purchaser in this agreement or in the Disclosure Letter, each of the Warranties:-

5.1.1             is true and accurate; and

5.1.2 is not affected or limited by any previous or other disclosures, express or implied, to the Purchaser, its officers, representatives or professional advisers.

5.2 Each of the Warranties, covenants, indemnities and undertakings set out in this agreement or the Tax Deed is separate and independent.

5.3 The Vendors agree with the Purchaser for itself and as trustee for the Company and each of their respective officers and employees to irrevocably and unconditionally waive any rights remedies or claims which they may have in respect of any misrepresentation in or omission from any information or advice supplied or given by the Company or its respective officers, employees or agents and on which they have relied in giving the Warranties, unless such misrepresentation or omission was made fraudulently in preparing the Disclosure Letter or in agreeing to give the Tax Deed.

6                 BREACH OF WARRANTY
------------------------------------
6.1               Without restricting the rights or the ability of the Purchaser to claim damages on any basis if it shall be found that any matter which is the subject of any of the Warranties is not as represented, warranted or undertaken then, if the Purchaser shall so elect by notice in writing to them, the Vendors shall on demand pay to the Purchaser a sum equal to the amount by which the value (or amount) at the date of this agreement of any asset or liability of the Company (computed for this purpose on the basis that full provision was made for the facts and circumstances in relation to which such breach arose) was less or, in the case of a liability, greater than the value (or amount) at the date of this agreement respectively of such asset or liability (computed for this purpose on the assumption that the facts and circumstances had been such as to involve no such breach) and including all costs and expenses incurred by the Company and/or the Purchaser as a result of such breach, subject to the limitations on liability specified in clause 7 and the Fifth Schedule of this agreement.

6.2.1 Each of the Vendors will forthwith notify (in writing) the Purchaser of any matter or thing which becomes known to the relevant Vendor after the date of this agreement (whether or not prior to Completion) which is inconsistent with any of the Warranties or would or is likely to give rise to a claim under the Warranties or the Tax Deed of an amount in excess of L5,000.

6.2.2 Any matter or thing notified under clause 6.2.1 shall not be and shall not be deemed to be a disclosure for the purpose of qualifying or limiting the liability of the Vendors pursuant to this agreement or the Tax Deed.

7                 LIMITATION OF LIABILITY
-----------------------------------------
7.1               The following provisions of this clause 7 and the Fifth
                  Schedule shall operate to limit the liability of the Vendors under the Agreement, the Warranties and/or the Tax Deed and references to "BREACH", "CLAIM" and "LIABILITY" (and any similar expression) shall, unless the context otherwise requires, be references to a breach of or a claim or liability arising under the Warranties and/or the Tax Deed notwithstanding any other provisions contained in this agreement.

7.2 No claim shall be made under the Warranties or under the Tax Deed unless the Vendors shall have been given written notice of that claim specifying in reasonable detail the matter which gives rise to the breach or claim, the nature of the breach or claim and the amount claimed as soon as practicable just after the Purchaser becomes aware of the breach by or on behalf of the Purchaser prior to the first anniversary of Completion other than such a liability which shall arise from fraud or wilful default in which case there shall be no limitation. Provided that the Vendors liability in respect of any claim shall absolutely determine (if such claim has not been satisfied settled or withdrawn) if legal proceedings in respect of such claim have not been commenced within six months (or in the case of a liability relating to Taxation, 18 months) of the service of the notice of such claim and for this purpose proceedings shall not be deemed to have commenced unless they have been properly issued and reasonable steps have been taken to validly serve them on the Vendors.

8                 PURCHASER'S WARRANTIES
----------------------------------------
                  The Purchaser warrants to the Vendors as follows:

8.1 The Purchaser has the full power and authority to issue and allot the Consideration Shares.

8.2 The Purchaser has full power and authority to enter into this agreement and the other documents to be executed in connection with it all of which constitute or will immediately after Completion constitute legal and valid binding obligations on the Purchaser enforceable in accordance with their respective terms.

8.3 The Purchaser is a corporation duly organised and validly existing under the laws of its state of incorporation with full corporate power and authority to effect the transactions contemplated by this agreement.

8.4 The Purchaser is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates requires it to so qualify, and where the failure to so qualify will have a material adverse effect on the Purchaser.

8.5 The Purchaser has all requisite corporate power and authority to enter into and deliver this Agreement to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Purchaser have been duly authorised by all necessary corporate action on the part of the Purchaser.

8.6 This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms.

8.7 Neither the execution and delivery of this Agreement by the Purchaser nor the consummation of the transactions contemplated hereby will:

8.7.1 conflict with, or result in a breach of any provision of the Purchaser Articles or the Purchaser By-Laws;

8.7.2 violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an Event that, with the giving of notice, the passage of time or otherwise, would constitute a default) to terminate, accelerate, modify or call a default under, or resulting in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Purchaser or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which the Purchaser or any of its subsidiaries is a party, except for such breaches, defaults or other occurrences which would not, individually or in the aggregate, have a material adverse effect;

8.7.3 violate any order, writ, injunction or decree, except for such violations, individually or in the aggregate, which would not have a material adverse effect on the Purchaser and its subsidiaries taken as a whole;

8.7.4 require any action or consent or approval of, or review by, or registration or filing by the Purchaser or any of its affiliates with any third party or any local, domestic, foreign or multi-national court, arbitral, tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority (a "GOVERNMENTAL Authority").

8.8 The Purchaser has filed with the Securities and Exchange Commission (the "COMMISSION") all forms, reports, schedules, statement and other documents required to be filed by it since 1 January 1996 under the Exchange Act or the Securities Act (such documents as supplemented and amended since the time of filing, collectively, the PURCHASER'S SEC DOCUMENTS). The Purchaser's SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively and in the case of any of the Purchaser's SEC Documents amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing):

8.8.1 did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

8.8.2 complied in all material respects with the applicable requirements of the Securities and Exchange Act of 1934 (together with the rules and regulations thereunder, the EXCHANGE ACT) and the Securities Act, as the case may be. The financial statements of the Purchaser included in the Purchaser SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any of the Purchaser's SEC Documents amended or superseded by a filing prior to the date of the Agreement then on the date of such amending or superseding filing) (i) complied as to form in all material respects with the published rules and regulations of the Commission with respect thereto, (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved

                  (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and except that unaudited financial statements may not contain footnotes and are subject to year-end adjustments which will not individually or in the aggregate, be material in magnitude, and (iii) fairly present (subject in the case of unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of the Purchaser and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations for the periods then ended.

8.9 The Purchaser and each of its subsidiaries is in compliance, and at all times since 1 January 1996 has been in compliance, with all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgements, decisions or orders entered by an Governmental Authority (collectively, APPLICABLE LAWS) relating to the Purchaser and each of its subsidiaries or their respective business or properties, except where the failure to be in compliance with such Applicable Laws (individually or in the aggregate) would not have a material adverse effect on the business, results of operations or financial condition on the Purchaser. No investigation or review by any Governmental Authority with respect to the Purchaser or any of its subsidiaries is pending, or, to the knowledge of the Purchaser, threatened, nor has any Governmental Authority indicated in writing an intention to conduct the same other than those the outcome of which would not have a material adverse effect on the business, results of operations or financial condition on the Purchaser.

8.10.1 Except as stated in the Purchaser's SEC Documents, there is no suit, claim, action, proceeding, hearing, notice of violation, demand letter or investigation (an ACTION) pending or, to the knowledge of the Purchaser (or its executive officers or directors), threatened against the Purchaser, any of its subsidiaries or any of their respective executive officers or directors that, individually or in the aggregate, would have a material adverse effect on the business, or financial condition of the Purchaser. Neither the Purchaser nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that, individually or in the aggregate, that would have a material adverse effect on the Purchaser and its subsidiaries, taken as whole.

8.10.2 There is no Action presently pending or to the knowledge of the Purchaser (or its executive officers or directors), threatened against the Purchaser or any of its subsidiaries relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including without limitation any failure to warn or alleged breach of express or implied warranty or representation, relating to any produce manufactured, distributed or sold by or on behalf of the Purchaser or any of its subsidiaries which, if adversely determined, would have a material adverse effect on the business, results of operations or financial condition of the Purchaser.

8.11 Since 30 September 1999, there has been no material adverse change in the business, results of operations or financial condition of the Purchaser other than any Event, occurrences and developments that would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the Purchaser or a material adverse effect on the liability of the Purchaser to consummate the transaction contemplated hereby.

8.12 The Board of Directors of the Purchaser, at a meeting duly called and held, has determined that this Agreement and the transactions contemplated hereby, including the Acquisition, taken together are in the best interests of the Purchaser and its stockholders.

9                 UNDERTAKINGS BY THE VENDORS
---------------------------------------------
9.1               The Vendors undertake to the Purchaser that as soon as
                  possible following Completion they will procurethe execution of any document which the Purchaser may reasonably require them to have executed so as to vest effectively the beneficial and legal ownership of the Shares in the Purchaser or as it may direct free from all liens, charges, encumbrances and adverse claims and otherwise to give effect to the terms of this agreement;

9.2 Subject to clause 7 and the Fifth Schedule, the Vendors shall indemnify the Company against all claims which may be made against it by any person whose resignation from office or relinquishment of rights the Vendors may be obliged to procure in order to comply with this agreement by reason of the resignation or removal from office or termination of employment of such person and against all costs incurred by it which are incidental to any such claim.

9.3 The Vendors undertake with the Purchaser that, if and for so long as they remain the registered holders of any of the Shares after Completion, they will hold the Shares and the dividends and other distributions of profits or surplus or other assets in respect of such Shares and all rights arising out of or in connection with them in trust for the Purchaser and will at all times after Completion deal with and dispose of such Shares, dividends, distributions and rights as the Purchaser shall direct and (if so requested by the Purchaser) execute all instruments of proxy or other documents which may be necessary or proper to enable the Purchaser to attend and vote at any meeting of the Company.

10.               RESTRICTIONS ON THE MANAGING VENDORS
------------------------------------------------------
10.1              In this clause:-

                  "BUSINESS" means the business of the development, licensing and maintenance of chemical database, software systems and chemical data content and the provision of consultancy services to support pharmaceutical discovery research or any part thereof now carried on by the Company;

                  "DIRECTLY OR INDIRECTLY" means (without prejudice to the generality of the expression) either alone or jointly or in partnership with any other person, firm or company or (except as the holder for investment purposes only of securities in any company not exceeding 3 per cent in nominal value of the securities of that class in issue or shares) as the holder of any interest in or as an employee director agent or representative of or consultant to any other person firm or company; and

                  "RESTRICTION AREA" means any or all of the following:

                  -   United Kingdom

                  -   the European Union (other than the United Kingdom); and

                  -   the USA

                  -   Japan;

                  "RESTRICTION PERIOD" means the period of 3 years from Completion.

10.2 Each of the Managing Vendors severally undertakes to the Purchaser (for itself and for the benefit of the Company) that he will not (other than for and on behalf of the Company) without the prior written consent of the Purchaser directly or indirectly:-

10.2.1 at any time during the Restriction Period in the Restriction Area be engaged or concerned or interested or participate in or carry on any business which is in competition with the Business anywhere in the Restricted Area;

10.2.2 at any time during the Restriction Period in the Restriction Area in relation to a business which is the same as or in competition with the Business, canvass, solicit or entice the custom of or deal with or supply any goods or services which are the same as or in competition with the goods and services of the Business to any person who at the date of this agreement or at any time during the period of two years prior to Completion has been a customer or client of or in the habit of dealing with the Business in respect of such goods and services and with whom the Vendor shall have had personal contact during such two year period; or

10.2.3 at any time during the Restriction Period offer employment to or employ or offer or conclude any contract for services with any person who as at Completion shall be a director, employee, consultant or agent of the Company entitled to emoluments (including commission if any) exceeding the annual rate of L25,000; or

10.2.4 at any time during the Restriction Period in the Restriction Area knowingly assist any competitor of the Company to a material extent in carrying on or developing any business which is in competition with the Business; or

10.2.5 at any time during the Restriction Period in the Restriction Area seek to contract with or engage any person who has been contracted with or engaged to manufacture, assemble, supply or deliver products, goods, materials or services to the Company in respect of such goods and services at any time during the period of twelve months prior to Completion; or

10.2.6 at any time employ, solicit or entice or endeavour to entice any employee earning in excess of L25,000 of the Company away from the Company; or

10.2.7 at any time entice or endeavour to entice any person to breach his contract for services with the Company;

10.2.8 except as required by law at any time disclose to any person or use for his own benefit (or that of any other person) any information or know-how of a confidential nature concerning and relating to the goodwill of the Company including (without limitation) information and know-how as to products, processes, techniques, suppliers, customers, finances, business policy and expansion or forward planning programmes which he shall have acquired before Completion; or

10.2.9 at any time falsely represent himself as being connected with or interested in the Company; or

10.2.10 except as required by law at any time do or say anything likely or calculated to lead any person, firm or company to withdraw from or cease to continue offering to the Company any rights (whether of purchase, sale, import, distribution, agency or otherwise) then enjoyed by it or in any other way to cease to do business or reduce the amount of business it transacts with the Company or any member of the Company's group; or

10.2.11 at any time carry on a business under the name "Synopsys Scientific Systems" or any part combination or abbreviation thereof or any similar or other name likely to confuse or mislead any part of the public.

10.3 Each of the Managing Vendors acknowledges and agrees with the Purchaser that:-

10.3.1 each of the sub-clauses contained in clause 10.2 constitutes an entirely separate severable and independent covenant by and restriction on him;

10.3.2 the duration, extent and application of each of the restrictions contained in clause 10.2 are no greater than is necessary for the protection of the goodwill and trade connections of the Business and the value of the Company; and

10.3.3 if any restriction contained in clause 10.2 shall be found void but would be valid if some part thereof were deleted such restriction shall apply with any such deletion as may be necessary to make it valid and effective].

11.               CLAUSE DELETED INTENTIONALLY

12                NATURE OF OBLIGATIONS

12.1 Each of the obligations, representations, warranties, indemnities and undertakings entered into or made by or on behalf of any of the parties to this agreement (excluding any obligation fully performed at Completion) shall continue in full force and effect notwithstanding Completion taking place.

12.2 The rights and remedies of the Purchaser in respect of a breach of any provision of this agreement or pursuant to the Tax Deed shall not be affected by Completion or by whether the matters constituting such breach or other matters were known or could have been known by the Purchaser prior to Completion and no such actual or constructive knowledge shall in any way constitute a waiver of any of the Purchaser's rights.

12.3 Any right or remedy of the Purchaser in respect of a breach of any provision of this agreement shall be in addition and without prejudice to all other rights and remedies of the Purchaser and the exercise or failure to exercise any such right or remedy by the Purchaser shall not constitute a waiver or by the Purchaser of that or of any of its other rights or remedies.

12.4 None of the rights or obligations referred to in this agreement may be assigned or transferred to any other person without the prior written consent of all the parties to this agreement.

13                ANNOUNCEMENTS

                  None of the parties to the agreement will either before or after Completion, and in relation to the Purchaser only for a period of 1 year after Completion, make any announcement or issue any circular to the press or shareholders or the employees, suppliers or customers of the Company (otherwise than as required by law or in accordance with the requirements of The Stock Exchange or the Panel on Takeovers and Mergers or the US Securities and Exchange Commission) or the employees, suppliers or customers of the Company concerning the terms and conditions of this agreement without the text of such announcement or circular first being approved by the other parties (such approval not to be unreasonably withheld or delayed) but nothing shall restrict the Vendors from making such disclosures to the directors of the Company as may be reasonably necessary for the proper performance by such directors of their duties.

14                GENERAL

14.1 This agreement together with any other documents which this agreement expressly requires shall be signed shall constitute the entire understanding and agreement between the parties to it in relation to the subject matter of this agreement.

14.2 Any variation of this agreement shall be binding only if it is recorded in a document signed by or on behalf of the parties to this agreement.

14.3 Each party shall pay its own costs in relation to the negotiations leading up to the sale of the Shares and to the preparation, execution and carrying into effect of this agreement and of all the other documents referred to in it.

14.5              Time shall be of the essence of this agreement.

14.6 This agreement may be signed in any number of separate counterparts but shall not take effect until each party has signed at least one counterpart.

15                COMMUNICATIONS

15.1 All communications between the parties with respect to this agreement shall be in writing and delivered by hand or sent by pre-paid post, (first class if inland, airmail if overseas) or facsimile telecopier ("FAX") to the address of the addressee as set out in this agreement, or to such other address or fax number in England as the addressee may from time to time have notified for the purposes of this clause [or as specified in clause 15.2].

15.2              Communications shall be deemed to have been received:-

15.2.1            if delivered by hand, on the day of delivery;

15.2.2 if sent by first class post, two Business Days after posting exclusive of the day of posting (or five Business Days in the case of a posting to an address outside the United Kingdom);

15.2.3 if sent by fax at the time of transmission or, if the time of transmission is not during the addressee's normal business hours, at 9.30 a.m. on the next Business Day;

15.3              Communications addressed to the Vendors shall be sent to:

                  Walker Morris, Kings Court, 12 King Street, Leeds,

                  Fax No.0113 245 9412

                  and marked for the attention of "Ian Gilbert";

                  Communications addressed to the Purchaser shall be sent to:

                  1.       Titmuss Sainer Dechert, 2 Serjeants' Inn,
                           London EC4Y 1LT
                           Fax No. 0171 353 3683/2830
                           and marked for the attention of "David Vogel"

                  2. Dechert Price & Rhoads, Princeton Pike Corporate Center, PO Box 5218, Princeton, NJ 08543-5218, USA Fax No. (609) 620 3259
                           and marked for the attention of "James Marino".

                  3. The Purchaser, 9685 Scranton Road, San Diego, CA 92121-3752, USA
                           Fax No. 001 619 450 5041
                           and marked for the attention of "Tom Carney"

15.4              In proving service:-

15.4.1 by delivery by hand, it shall be necessary only to produce a receipt for the communication signed by or on behalf of the addressee;

15.4.2 by post, it shall be necessary only to prove that the communication was contained in an envelope which was duly addressed and posted in accordance with this clause; and

15.4.3 by fax it shall be necessary only for the communication or a confirmatory letter to have been delivered by hand or sent by first class post on the same day but failure of the addressee to receive such confirmation shall not invalidate the relevant communication deemed given by fax.

16                PROPER LAW
----------------------------
16.1              This agreement shall be governed by English Law and the
                  parties irrevocably submit to the non-exclusive jurisdiction of the English Courts provided, however, that the issuance sale, resale or transfer of any of the Consideration Shares shall be governed by the US Federal Securities Laws to the extent applicable.

16.2 The Vendors irrevocably nominate and instruct the Vendors' Solicitors and the Purchaser irrevocably nominates and instructs the Purchaser's Solicitors to receive service of any notice or proceedings required to be served upon or given to them or any of them pursuant to this agreement.


FIRST SCHEDULE
----------------------

PART A - THE VENDORS
----------------------

COLUMN 1                            COLUMN 2                COLUMN 3              COLUMN 4                 COLUMN 5
--------                            --------                --------              --------                 --------
Name and address                    Number of Ordinary      Number of Preferred   Consideration Shares     US$ Cash
                                    Shares held             Shares held           to be                    Consideration
                                                                                  issued
ANTHONY PETER                       4,000                   Nil                   Nil                      3,266,895
FENDICK COOK
63 St Annes Road
Leeds
West Yorkshire
LS6 3NY

KEITH ANTHONY                       2,500                   Nil                   Nil                      2,041,810
HARRINGTON
9 Rochester Grove
Hazelgrove
Stockport
Cheshire
SK7 4JD

JULIAN HAYWARD                      4,500                   Nil                   Nil                      3,675,257
18 Nursery Grove
Alwoodly
Leeds
West Yorkshire
LS17 7AL

GLEN ANTHONY                        5,500                   Nil                   12,454                   3,799,808
HOPKINSON
"Stoneycroft"
27 Croftway
Sherburn-in-Elmet
Leeds
LS25 6BW


                                       32


COLUMN 1                            COLUMN 2                COLUMN 3              COLUMN 4                 COLUMN 5
--------                            --------                --------              --------                 --------
PAUL LEON                           3,500                   Nil                   Nil                      2,858,533
MARINUS HOYLE
Holme Farm Cottage
Wothersome
Wetherby
Leeds
West Yorkshire
LS23 6NA

AGNES JULIENNE DIETLINDE            Nil                     3,033                 Nil                      2,477,123
KATRITZKY REVOCABLE TRUST
1221 South West
21 Street
Gainsville
Florida
32601
USA

K B (CI) NOMINEES LTD               Nil                     3,034                 6,688                    2,106,249
West Centre
St Helier
Jersey

UNIVERSITY OF LEEDS INNOVATIONS     Nil                     1,214                 Nil                      991,503
LTD
175 Woodhouse Lane
Leeds
West Yorkshire
LS2 3AR


---------------------------------------------------------------------------------------------------------------------
TOTAL                               20,000                  7,281                 19,142                   21,217,178


PART B  THE OPTIONHOLDERS
-------------------------

COLUMN 1                             NO. OF SHARES/        COLUMN 2              COLUMN 3          COLUMN 4
--------                                 OPTIONS           --------              --------          --------
                                     ---------------
Name                                                        2000 Options         2002 Options      $ Cash Value
IAN BUCHAN                            401                   401                  175               470,433
ANTHONY PETER FENDICK                 175                                        150               122,509
COOK*
CHRISTOPHER HARDY                     150                   361                                    294,837
KEITH ANTHONY                         361                                        150               122,509
HARRINGTON*
JULIAN HAYWARD*                       150                                        150               122,509
GLEN ANTHONY                          150                                        150               122,509
HOPKINSON*
PAUL LEON MARINUS                     150                                        150               122,509
HOYLE*
JUDITH MADELEY                        375                                        375               306,271
GARETH OWEN                           361                   361                                    294,837
DANIEL THOMAS                         200                                        200               163,345
ALEC WESTLEY                          150                                        150               122,509
OMARA WILLIAMS                        250                                        250               204,181
-----------------------------------------------------------------------------------------------------------
TOTAL                                 3023                  1123                 1900              2468,958


SECOND SCHEDULE
---------------

THE COMPANY
-----------

Registered number:-                              02708693
Date of Incorporation:-                          22 April 1992

Incorporated under the Companies Acts 1985       1985 and 1989
and 1989

Registered Office:-                              5 North Hill Road
                                                 Headingley
                                                 Leeds
                                                 West Yorkshire
                                                 LS6 2EN

                                                 Authorised Capital:-

Issued Capital:-                                 L27,281 divided into 20,000
                                                 Ordinary Shares
                                                 7,281 Preference Shares

Shareholders:-                                   See First Schedule

Directors:-                                      Anthony Peter Fendick
                                                 Cook
                                                 Robert Kenyon Grantham
                                                 Dr. Keith Anthony Harrington
                                                 Dr. Julian Hayward
                                                 Dr.Glen Anthony Hopkinson
                                                 Dr. Paul Leon Marinus Hoyle
                                                 Dr. Ederyn Williams
                                                 Raymond Wolfson

Secretary:-                                      Keith Anthony Harrington

Accounting Reference Date:-                      31 March

Subsisting Mortgages and Charges:-               Debenture to Fixed and Floating
                                                 Lloyds Bank PLC
                                                 8 December 1997

THIRD SCHEDULE

THE PROPERTIES



1. BRIEF DESCRIPTION: LAND AND BUILDINGS KNOWN AS 5 NORTH HILL ROAD HEADINGLY SHOWN EDGED RED ON THE ATTACHED PLAN.

2.    TENURE: FREEHOLD

3.    REGISTERED TITLE NUMBER: WYK 401148

FOURTH SCHEDULE

WARRANTIES

GENERAL

1.1               THE VENDORS

1.1.1 The Vendors are the beneficial and legal owners of the Shares as set out in the First Schedule and are entitled to sell the Shares to the Purchaser free from all liens charges and encumbrances without the consent of any third party.

1.1.2 Each of the Vendors has full power and authority to enter into this agreement and the other documents to be executed in connection with it, all of which constitute (or will when executed constitute) legal and valid binding obligations on them enforceable in accordance with their respective terms.

1.1.3 No bankruptcy order has been made in respect of any of the Vendors or a petition for such an order presented.

1.1.4 No application has been made in respect of any of the Vendors for an interim order under section 253 Insolvency Act 1986.

1.1.5 None of the Vendors is unable to pay any debt as that expression is defined in section 268 Insolvency Act 1986.

1.1.6 No person has been appointed by the court to prepare a report in respect of any of the Vendors under section 273 Insolvency Act 1986.

1.1.7 No interim receiver has been appointed of the property of any of the Vendors under section 286 Insolvency Act 1986.

1.1.8 None of the Vendors has ever been disqualified from acting as a director.

1.2               THE SHARES

1.2.1 The Shares will at Completion constitute the whole of the issued and allotted share capital of the Company and are fully paid or credited as fully paid.

1.2.2 There are no options, rights to subscribe for, calls or contracts for the issue of any shares in the Company available to any person and all options outstanding immediately preceding the date of this Agreement have been exercised and the underlying shares issued other than as specified in Part B of the First Schedule.

1.3               ACCURACY OF DISCLOSURE LETTER

                  All statements of fact and information in the Disclosure Letter contained or referred to in the Disclosure Letter are true and not misleading, all documents annexed to the Disclosure Letter are true copies and all statements of opinion in the Disclosure Letter have been made after due and careful enquiry and are reasonably believed to be correct and nothing has been omitted from the Disclosure Letter which renders any of such statements incomplete, inaccurate or misleading.

1.4               LICENCES  TO PURCHASE SHARES

                  All necessary licences, authorisations, orders, grants, consents, permissions and approvals to the purchase of the Shares by the Purchaser have been obtained and remain in full force and effect and there are no circumstances which indicate that any of such licences, authorisations, orders, grants, consents, permissions or approvals may be revoked or not renewed, in whole or in part.

1.5               CONSIDERATION SHARES

1.5.1 Each Vendor understands that the offer and sale of the Consideration Shares being issued pursuant to this agreement has not been registered but that Pharmacopeia will use its best endeavours in the terms set out in Clause 3.8.

1.5.2 Each Vendor acknowledges receipt of and has read, carefully considered and fully understands this agreement and Purchaser's Annual Report on Form 10-K for the year ended 31 December 1998, Purchaser's Quarterly Reports on Form 10-Q for the first three quarters ended 30 September 1999 and the Purchaser's Notice of 1999 Annual Meeting and Proxy Statement and all other documents, including exhibits, related to Purchaser and its consolidated operations requested by and furnished to such Vendor (such documents are herein collectively referred to as the "Purchaser Information"). No Vendor has been furnished with or solicited by any offering literature, leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising.

1.5.3 Each Vendor is able to (i) bear the economic risk of its investment in the Consideration Shares and (ii) hold the Consideration Shares for an indefinite period of time.

1.5.4 Each Vendor understands the business in which Purchaser is engaged and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of his investment in the Consideration Shares and of making an informed investment decision with respect thereto. Each Vendor has obtained sufficient information to evaluate the merits and risks of its investment and to make such a decision.

1.5.5 In making its decision to invest in the Consideration Shares, each Vendor has relied upon independent investigations made by it and by its professional advisors. Each Vendor and its advisors have been given the opportunity to obtain information and to examine this agreement and the exhibits hereto and to ask questions of, and to receive answers from, Purchaser or any person acting on its behalf concerning the Consideration Shares, Purchaser and terms and conditions of this investment, and to obtain any additional information to verify the accuracy of any information previously furnished. All such questions have been answered to such Vendor's full satisfaction.

1.5.6 Save as set out in this Agreement, each Vendor confirms that neither Purchaser nor any of its affiliates or agents have made any representations or warranties (oral or written) concerning such Vendor's investment in the Consideration Shares, Purchaser, its business, prospects or anticipated financial results, or other matters.

1.5.7 The Consideration Shares are being purchased solely for such Vendor's own account, as principal, for investment and not for the interest of any other Person or entity and not with a view to, or in connection with, any resale, distribution, subdivision, or fractionalisation of the Consideration Shares.

1.5.8 Each Vendor who receives Consideration Shares understands that:

1.5.8.1 such Vendor must bear the economic risk of the investment for an indefinite period of time because the Consideration Shares cannot be resold unless such sale is subsequently registered under the Securities Act and state securities laws or unless an exemption from such registration is available, as established by an opinion of counsel satisfactory to Purchaser;

1.5.8.2 the certificate(s) evidencing each of the Consideration Shares will bear the following legend:

                  "The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities or "blue sky" laws, and may not be offered, sold, assigned, transferred, pledged or otherwise disposed of unless registered pursuant to the provisions of such act and blue sky laws or an exemption therefrom is available as established by a written opinion of counsel acceptable to the Company.

1.5.8.3 no federal or state agency has passed on or made any recommendations or endorsements of the investment in the Consideration Shares.

1.5.8.4 each Vendor's investment in Purchaser involves certain risks in that, among other factors, successful operation of Purchaser may depend on factors beyond the control of Purchaser.



THE COMPANY

2.1               THE COMPANY

2.1.1 The Company is a private company limited by shares incorporated in England and the information set out in the second schedule is correct.

2.1.2 The Company's sole business is that of the development, licencing and maintenance of chemical databases, software systems and chemical data content and the provision of consultancy services to support pharmaceutical discovery research and it has never carried on any other business.

2.2               SUBSIDIARIES

                  The Company does not have and never has had any subsidiaries or subsidiary undertakings and nor does the Company control or take part in the management of any other company or business organisation and it has never done so or agreed to do so, and the Company is not, never has been and has not agreed to become the registered holder or beneficial owner of any share or loan capital in any company.

2.3               DIRECTORS

                  The Company does not have any directors, shadow directors or alternate or associate directors other than the persons listed in the second schedule.

2.4               TRADING NAMES ETC

                  The Company uses (and since its incorporation has used) no name other than its corporate name for any purpose.

2.5               AGENTS

2.5.1 No person is authorised to act as agent for the Company or to bind the Company otherwise than the directors of the Company acting as the Board.

2.5.2 There are no powers of attorney given by the Company which are in force.

2.6               OVERSEAS AGENCIES

                  The Company does not have any branch, agency or any permanent establishment outside the United Kingdom.

2.7               SHARE CAPITAL

2.7.1 Since the Balance Sheet Date, no share or convertible securities or options for any such securities of the Company (or any rights or interests therein) have been created, allotted or issued or agreed to be created, allotted or issued.

2.7.2 There are no outstanding rights to call for the creation, allotment, issue, transfer or conversion at any time of any share or loan capital of the Company (or any rights or interests therein).

2.7.3 No shares in the capital of the Company have been issued and no transfer of shares in the capital of the Company has been registered otherwise than in accordance with the Articles of Association of the Company from time to time in force and all such transfers have been duly stamped.

2.8               STATUTORY AND OTHER REGULATIONS

2.8.1 The Company has at all times carried on business and conducted its affairs in all respects in accordance with its Memorandum and Articles of Association for the time being in force.

2.8.2 All licences, authorisations, orders, grants, consents, permissions and approvals necessary to the proper carrying on of the business of the Company have been obtained and:-

2.8.2.1 the Vendors are not aware of any material breach of any of their terms or conditions; and

2.8.2.2 the Company has not received any notice and the Vendors are not aware of any circumstances which indicate that any of them may be revoked or not renewed, in whole or in part.

2.8.3 So far as the Vendors are aware the Company nor any of its officers is not in material breach of or has failed to comply in full with any statutory or municipal rules, regulations and provisions applying to or affecting the business or activities of the Company.

2.8.4 All documents required by the Companies Act or any other legislation to be filed with the Registrar of Companies in respect of the Company have been duly filed and were correct and due compliance has been made with all other legal requirements in connection with the formation of the Company and its conduct and all issues and allotments of shares, debentures and other securities.

2.8.5 So far as the Vendors are aware, there are no investigations or enquiries (pending, threatened or in existence) by or on behalf of any governmental or other body in respect of the affairs of the Company.

2.9               DATA PROTECTION ACT

                  The Company has complied with all material requirements of the Data Protection Act 1984 and in particular:-

2.9.1 has registered as a data user under that Act for all purposes for which registration is required by the business as carried on by the Company;

2.9.2             has complied with the data protection principles; and

2.9.3 the Company has not received any notice letter or complaint alleging a breach by it of the provisions of the Data Protection Act 1984 and has no reason to believe that circumstances exist which may give rise to such a notice letter or complaint.

2.10              STATUTORY BOOKS AND MEMORANDA AND ARTICLES OF ASSOCIATION

2.10.1 The Register of Members and other books required by the Companies Act to be kept by the Company contain an accurate and complete record of the matters with which they should deal and there has been no notice of any proceedings to correct or rectify any such books.

2.10.2 The copy of the Memorandum and Articles of Association of the Company attached to the Disclosure Letter is complete and accurate in all respects and has embodied in it or annexed to it a copy of every such resolution and agreement as is referred to in section 380 of the Companies Act.

2.11              RESOLUTIONS

                  No resolutions of any kind of the Company or any class of its members (other than those relating to business at an Annual General Meeting which is not special business) have ever been passed.

2.12              INSOLVENCY

2.12.1 The Company has never been a party to any transaction to which the provisions of sections 238 to 246 (inclusive) of the Insolvency Act 1986 may be applicable.

2.12.2 No order has been made or petition presented or resolution passed for the winding up or administration of the Company, no receiver or administrator or administrative receiver has been appointed or could lawfully be appointed by any person of the Company's business or assets or any part thereof, the Company is not insolvent and has not stopped payment and is not unable to pay its debts (within the meaning of section 123 of the Insolvency Act 1986) and the Company is capable of meeting its liabilities as and when they fall due and for the foreseeable future.

2.13              PURCHASE OF SHARES

2.13.1 No person is entitled to receive from the Company any fees, brokerages or other commissions in connection with the purchase or sale of shares in the Company.

2.13.2 The Company has not at any time acted in breach of section 151 of the Companies Act and nor has it ever given financial assistance in connection with the acquisition of its own or any holding company's shares in accordance with the provisions of section 155 of the Companies Act.

2.13.3 The Company has never reduced, purchased or redeemed its share capital or agreed to do so.

2.14              REGISTRATION OF CHARGES

                  All charges in favour of the Company have (if appropriate) been registered in accordance with the Companies Act.

2.15              POSSESSION OF DOCUMENTS

                  All title deeds relating to the assets of the Company and an executed copy of all agreements to which Company is a party and the original copies of all other documents which are owned by, or which ought to be in the possession of, the Company are in its possession.

2.16              SEAL

                  The Company has a common seal.

2.17              FINANCIAL SERVICES ACT

                  The Company does not carry on or purport to carry on in the United Kingdom any investment business within the meaning of the Financial Services Act 1986.

3.                THE ACCOUNTS
------------------------------
3.1               THE ACCOUNTS

                  The Accounts:-

3.1.1 have been prepared in accordance with the historical cost convention;

3.1.2 comply with the requirements of the Companies Act, all other relevant statutes, all relevant SSAP's, all pronouncements issued or adopted by the Accounting Standards Board and other generally accepted accounting principles ("GAAP") applicable to a United Kingdom company and have been audited in accordance with the Auditing Standards issued by the Auditing Practices Board;

3.1.3 have been prepared on the same bases and policies of accounting as the published statutory accounts of the Company for the preceding three accounting reference periods (and in particular there has been no change in any practice or policy or in any methods or bases of valuation or any accountancy treatment relating to the keeping of any such accounts);

3.1.4 give a true and fair view of the state of affairs of the Company at the Balance Sheet Date and of its profit or loss for the financial period ended on the Balance Sheet Date;

3.1.5 disclose all the assets and liabilities of the Company as at the Balance Sheet Date;

3.1.6 contain proper provision or reserves or appropriate notes in respect of all liabilities (whether actual or contingent, quantified or disputed) of the Company as at the Balance Sheet Date;

3.1.7 contain proper provision or reserves for Taxation assessed or liable to be assessed on the Company or for which it is or may become liable up to the Balance Sheet Date and any liability to pay Taxation which has been deferred for any reason;

3.1.8 contain proper provision for depreciation and for any obsolescence of assets (all rates of depreciation being consistent over the three financial years preceding the Balance Sheet Date) and the policy of depreciation has been applied in accordance with SSAP 12;

3.1.9 contain proper and adequate provision or reserves for any foreseeable losses which may arise on completion and/or on realisation of stock or work-in-progress (the method and bases of valuing of which have been accepted by the Revenue); and the value attributed to the remaining stock and the raw materials included in work in progress and finished stock did not exceed the lower of cost and net realisable value as at the Balance Sheet Date;

3.1.10 fully disclose all capital and leasing commitments of the Company; and

3.1.11            are not affected by any extraordinary or non-recurring items.

3.2               PAST ACCOUNTS

                  The published statutory accounts of the Company for the three accounting reference periods preceding the period to which the Accounts relate comply with the same criteria as described in relation to the Accounts in paragraph 3.1 in relation to the periods in respect of which and the date to which they were each prepared.

3.3               BOOK DEBTS SHOWN IN THE ACCOUNTS

                  The debts shown in the Accounts (less the amount of any provision or reserve in the Accounts calculated on the same basis as that applied in the published statutory accounts of the Company for the preceding three accounting reference periods) were good and collectable in full in the ordinary and normal course of business and have realised the net amount thereof and none of those debts:-

3.3.1 was at the Balance Sheet Date subject to any counter-claim or set off (except to the extent of any such provision or reserve); or

3.3.2 has subsequently been released on terms that any debtor pays less than the full book value of his debt or has been written off or has proved to any extent irrecoverable or is now regarded as irrecoverable (in whole or in part).

3.4               ACCOUNTING RECORDS

                  All accounts, books, ledgers, financial and other records of whatsoever kind of the Company are in the possession of the Company have been properly kept in accordance with good business practice and completed in accordance with generally accepted accounting principles and standards and statutory requirements, and disclose with reasonable accuracy the current financial and contractual position of the Company and contain a record of its assets and liabilities.

3.5               MANAGEMENT ACCOUNTS

                  The Management Accounts for the period from the Balance Sheet Date to 31 January 2000 a copy of which is annexed to the Disclosure Letter have been prepared by the Company with due care and attention in accordance with the same accounting policies as the Accounts and show a reasonably accurate and fair view of the state of affairs and profit or loss of the

                  Company as at the date and for the period in respect of which they have been prepared and are not affected by any exceptional or non-recurring items; but it is hereby acknowledged that they have not been prepared on a statutory basis nor have they been audited and nor do they address taxation arising on profits of the Company for the current accounting period.

4.                THE PROPERTIES
--------------------------------
4.1 The Property comprises all the properties owned, occupied or otherwise used in connection with their business by the Company.

4.2 The information supplied by the Company on which the Certificates of Title is based is true, complete and accurate in all respects and is not misleading.

4.3 The Certificate of Title provided on behalf of the Vendors is true, complete and accurate in all respects and not misleading.

5.                FIXED AND CURRENT ASSETS

5.1               OWNERSHIP OF ASSETS

                  The Company is the sole owner with good and marketable title free from all liens, charges, encumbrances, options or adverse claims (including any hiring, licensing or rental agreements or reservations of title) of all the assets included in the Accounts or acquired after the Balance Sheet Date which it owns or reputedly owns (subject to sales of current assets in the ordinary and normal course of its trading) or which are now in its possession or under its control or which it uses in its business and the

                  Company has not agreed to create or grant any lien, charge, option or other encumbrance over such assets.

5.2               ASSETS USED IN THE BUSINESS

5.2.1 The assets owned by the Company together with any assets held under any hire or hire purchase rental or leasing agreement (the material details of which are contained in the Disclosure Letter) comprise all the assets necessary for the continuation of the Company's business as now carried on.

5.2.2 The Company does not use and there is no necessity for it to use in the course of its business any asset which belongs to or is hired, leased or licenced to or is otherwise in the possession or under the control of the Vendors (or any of them) or any of their Associates.

5.3               PLANT AND MACHINERY

5.3.1 The plant, machinery, vehicles and other equipment owned by or used in connection with the business of the Company ("PLANT AND MACHINERY"):-

5.3.1.1 are in a good and safe state of repair and condition, having regard to its age and usage;

5.3.1.2 are in the possession and (save for those items the subject of the hire, hire purchase, rental or leasing agreements listed in the Disclosure Letter) control of the Company; and

5.3.2 The plant registers of the Company comprise a complete and accurate record of all the Plant and Machinery.

5.3.3 Maintenance contracts are in full force and effect in respect of all Plant and Machinery which is of a kind which is normal or prudent to have maintained by independent or specialist contractors;

5.4               COMPUTER EQUIPMENT AND SOFTWARE

5.4.1 The Company has in force maintenance contracts for all items of computer hardware (including operating systems) and software support contracts for all items of software which it uses and there is no reason to believe that these maintenance and support contracts will not be renewed by the other contracting party upon their expiry (if so required by the Company) upon substantially similar terms to those now applicable.

5.4.2 The Company did not suffer any failures or breakdowns of or bugs in the computer hardware or software which it now uses during the year preceding the date of this agreement which had a material effect on the business of the Company.

5.4.3 The Company has operated and used all items of computer hardware used by it in accordance with the manufacturers recommendations including (without limitation) any recommendations as to environmental conditions and power supply.

5.5               COMPUTER SOFTWARE

5.5.1             In this paragraph and paragraphs 5.6 and 5.7:-

                  "SOFTWARE" means the computer software owned by the Company listed in the Disclosure Letter including all programs and data in such software and all manuals and operator guides relating to such software;

                  "THIRD PARTY SOFTWARE" means the computer software licensed to the Company listed in the Disclosure Letter (each a "Software Licence") including all programs and data in such software and all manuals and operator guides relating to such software; and

                  "SOURCE CODES" means the source codes which are included in or relate to the Software and the source codes which are included in or relate to the Third Party Software in each case deposited on magnetic media, all information in human readable form necessary to enable a reasonably skilled programmer or analyst to maintain or enhance the Software and the Third Party Software without the assistance of any other person or reference to any other materials, including, all maintenance tools (test programs and program specifications), proprietary or third party system utilities (compiler and assembler descriptions), a description of the system/program generation and all comments, logic manuals and flow charts made by developers of such source codes which relate to such source codes.

5.5.2 The Software and the Third Party Software is all the computer software owned, used, required or supplied by the Company in connection with its business.

5.5.3 The Company has in force software support contracts for all items of Third Party Software, the terms of which have been disclosed in the Disclosure Letter and there is no reason to believe that these software support contracts will not be renewed by the other contracting party upon their expiry (if so required by the Company) upon substantially similar terms to those now applicable.

5.5.4 The Company did not suffer any failures or bugs in or breakdowns of the Software or the Third Party Software during the year preceding the date of this agreement which has had a material effect on the business of the Company or which otherwise has had a material and continuing effect on the Software or Third Party Software.

5.5.5 None of the Company's employees or independent contractors involved in the development of the Software were, during the period of such development, under any obligation to any third party (whether in relation to any previous service contract or contract for services or otherwise) which would or might have an adverse effect on the Company's claim to ownership of the Software or the Source Codes of the Software.

5.5.6 The Company has complied in all material respects with all its obligations pursuant to any arrangements which require the Company to develop or supply any of the Software or the Third Party Software. In particular, any Software or Third Party Software so developed or supplied conforms in all material respects to the specifications contained or referred to in the relevant arrangement and is fully capable of performing all tasks and functions for which it has been developed or supplied.

5.5.7 The Company has used all reasonable care and skill in the development of the Software and has carried out reasonable investigations and taken all other steps which may be reasonable so as to ensure that any Third Party

                  Software which the Company supplies with or for use in conjunction with any of the Software is capable of being used for the particular tasks and functions for which it is supplied.

5.5.8 All manuals and operator guides relating to the Software and the Third Party Software are sufficient to enable the Purchaser to make full, proper and efficient use of the Software and the Third Party Software.

5.5.9 The Company owns and is in possession of up to date and accurate copies of the Source Codes of the Software. The Company is either in possession of up to date and accurate copies of the Source Codes of the Third Party Software or has in force escrow agreements in respect of such Source Codes the terms of which have been fully disclosed in the Disclosure Letter and such agreements are enforceable by the Company in accordance with their terms and there has not been any default (or any Event which with notice or lapse of time or both would constitute a default) under any of them by the Company or by any party to such agreements.

5.5.10 The Software Licences authorise the Company to use the computer software that is not owned by the Company in the ways in which they are in fact used or are required to be used in connection with the business of the Company as it is now carried on.

5.5.11 The Software Licences are enforceable by the Company in accordance with their terms and there has not been any default (or any Event which with notice or lapse of time or both would constitute a default) under any of them by the Company or by any other party to such Software Licences.

5.5.12 No licence of Software by the Company contains any obligation other than the provision of support for the Software licensed.

5.6               INTEGRITY OF COMPUTER SYSTEMS

5.6.1 The Company has taken proper precautions to preserve the availability confidentiality and integrity of its computer systems and has had such systems reviewed on a regular basis by independent experts in the field.

5.6.2 All computer software (including all programs and data in such software) used by the Company is reliable and readable. All media on which such software is stored are in good readable condition and contain no programs or data which are either intended to or which may have the effect of modifying, deleting or otherwise impairing such software (or any of the programs or data in such software) or any other programs or data which are either intended to or which may have the effect of impairing any computer hardware.

5.6.3 The Vendors are not aware of any case where unauthorised access to the Company's computer systems has taken place, or where any of the software or data in those computer systems has been modified without the Company's express authority or where fraud has been committed against the Company by use or abuse of its computer systems whether alone or in conjunction with any third party.

5.6.4 No event has occurred which indicates the Company's computer systems have been adversely affected by the advent of the year 2000 and so far as the Vendors are aware the Company's computer systems are fully

                  "millennium compliant". For the purposes of this warranty, "millennium compliant" means that neither performance nor functionality is or will be affected by dates prior to, during or after the year 2000.

5.7               LEASED ASSETS

                  No circumstance has arisen or is likely to arise in relation to any asset held by the Company, under a lease or similar agreement, whereby the rental payable has been, or is likely to be, increased and, in particular, all such assets have at all relevant times been used for a qualifying purpose for the purposes of sections 39, 40 and 42 Capital Allowances Act 1990.

5.8               BOOK DEBTS

5.8.1 None of the debts which are due to the Company at the date of this agreement and which shall have arisen after the Balance Sheet Date are now or have at any time been overdue by more than [twelve] weeks nor have any of those debts been written off or to the knowledge of the Vendors will prove to be irrecoverable to any extent.

5.8.2 So far as the Vendors are aware the full amount of all debts which shall be owing to the Company at Completion (whenever arising) will be recovered in full free of any counter-claim or set off (less the amount of any provision or reserve which has been calculated on the same basis as that applied in the Accounts or disclosed in the Disclosure Letter) in the ordinary and normal course of business and in any event not later than twelve weeks after Completion.

5.8.3 So far as the Vendors are aware since the Balance Sheet Date no other obligations due to the Company have been written off or written down or have proved to be irrecoverable in whole or in part or are now regarded as irrecoverable nor has there been any agreement for the release of any person under any liability to the Company.

INTELLECTUAL PROPERTY



6.1               DEFINITIONS

                  In this Part 6:-

                  "INTELLECTUAL PROPERTY RIGHTS" includes patents, trade marks, service marks, registered designs, design rights, semi-conductor, topography rights, copyrights, database rights, know-how, get up, confidential information, business names, internet domain names and any other similar protected rights in any country together with pending applications for registration or recording thereof;

                  "LICENSED RIGHTS" means the Intellectual Property Rights not owned by the Company but used or required by the Company in connection with its businesses including the Intellectual Property Rights in the Third Party Software and the Source Codes of the Third Party Software;

                  "SOFTWARE", "THIRD PARTY SOFTWARE" and "SOURCE CODES" shall bear the same meanings given to those expressions in paragraph 5.5.

6.2.1 Full details of the Licensed Rights have been disclosed in the Disclosure Letter to the Purchaser. The Company has a licence to use the Licensed Rights. All such licences are in full force and effect, the terms of such licences have been fully disclosed in the Disclosure Letter and such licences are enforceable by the Company in accordance with the terms and there has not been any default (or any Event which with notice or lapse of time or both would constitute a default) under any of them by the Company or by any other party to such licences.

6.2.2 The Company is the sole beneficial owner the Intellectual Property Rights in the Software and the Source Codes of the Software, free from liens, charges and encumbrances, each of such Rights is valid and enforceable and none of them is being claimed, opposed or attacked by any other person.

6.2.3 All formulae, processes and other information forming part of the Licensed Rights (including know-how and confidential information) are adequately documented and to the extent that they are confidential or material to the business of the Company have not been (and nor is there any agreement that they will be) disclosed to any third party.

6.2.4 All documents material to the originals of all licences to the Licensed Rights are in the possession of the Company.

6.3               NO INFRINGEMENTS

                  The business of the Company (and of any licensee under a licence granted by the Company) as now carried on does not and is not likely to infringe any Intellectual Property Rights of any other person or give rise to a liability to pay compensation pursuant to sections 40 and 41 Patents Act 1977.

6.4               NO RIGHTS GRANTED BY THE COMPANY

6.4.1 No right has been granted by or on behalf of the Company or any of the Vendors to any person to do any thing which would or might otherwise infringe the Licensed Rights and no act has been done or omission occurred whereby they or any of them have ceased or might cease to be valid and enforceable.

6.4.2 No right has been granted by or on behalf of the Company or any of the Vendors to any person to do any thing which would or might otherwise infringe the Intellectual Property Rights in the Software otherwise by way of a non-exclusive licence to use the Software granted on a commercial basis in the ordinary course of the business of the Company.

6.4.3 The terms of any licence granted by or on behalf of the Company or any of the Vendors to use the Software have been fully disclosed in the Disclosure Letter and such licences are enforceable by the Company in accordance with their terms and there has not been any default (or any Event which with notice or lapse of time or both would constitute a default) under any of them by the Company or by any other party to such licences.

6.4.4 Every copy of the Software supplied pursuant to the licences referred to in paragraph 6.4.3 has included appropriate copyright notices and effective protection against copying and against access to the Source Codes of the Software.

6.4.5 No right has been granted by or on behalf of the Company or any of the Vendors to any person to do any thing which would or might otherwise infringe the Intellectual Property Rights in the Source Codes of the Software and no act has done or omission occurred whereby they or any of them have ceased or might cease to be valid and enforceable.

FINANCIAL POSITION



7.1               EVENTS SINCE THE BALANCE SHEET DATE

                  Since the Balance Sheet Date:-



7.1.1 there has been no adverse change in the financial or trading position of the Company;

7.1.2 the business of the Company has been carried on in the ordinary and normal course, without any interruption and without any alteration in its nature, conduct, scale, scope or manner and no unusual or abnormal contract differing from the ordinary contracts necessitated by the nature of its business has been entered into by the Company;

7.1.3             there has been no change in:-

7.1.3.1 the manner or time of payment of creditors or the issue of invoices or collection of debts; or

7.1.3.2           the policy of reserving for debtors;

7.1.4 no substantial supplier or customer of the Company (being a supplier who, during the period covered by the Accounts supplied more than 5% of the invoice value of all of the Company's purchases or a customer who during the period covered by the Accounts purchased more than 5% of the invoice value of all of the Company's sales) has ceased or substantially reduced its trade with the Company;


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7.1.5             no asset has been acquired or disposed of or has been agreed to be acquired or disposed of (save for assets acquired or disposed of in the ordinary and normal course of business on arm's length terms) and no contract involving expenditure by it on capital account has been entered into by the Company;

7.1.6 the Company has not paid or become liable to pay any management, service or other such charges to the Vendors or to any person with whom the Vendors are connected (within the meaning of section 839 Taxes Act) other than in respect of goods and services supplied in the ordinary and normal course of business on commercial terms;

7.1.7 the Company has neither disbursed nor received any cash except in the ordinary and normal course of its business and all amounts received by or on behalf of the Company have been deposited with its bankers and appear in the appropriate books of account;

7.1.8 the Company has not declared, paid or made any dividends or other distributions within the meaning of the Taxes Act;

7.1.9 the Company has not made any loans or incurred any borrowings except in the ordinary and normal course of its business; and

7.1.10 the accounting reference period of the Company has not ended or been extended.

7.2               AMOUNTS DUE TO CREDITORS

7.2.1 The amounts now due by the Company to its creditors do not exceed L750,000.


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7.2.2             The aged creditor analysis annexed to the Disclosure Letter accurately shows the amounts owed by the Company to its trade creditors as at 31 January 2000 and the dates of the invoices pursuant to which such debts shall be due.

7.2.3 There are no sums due by, or liabilities or obligations of, the Company to any of the Vendors or the Vendors' associates or affiliates.

7.4               BANK AND OTHER BORROWINGS

7.4.1 Full details of all limits on the Company's bank overdraft and other borrowing facilities together with true, complete and accurate copies of all letters of credit, guarantees and other financial instruments issued on behalf of or for the benefit of the Company and which remain in force are contained in the Disclosure Letter.

7.4.2 The total amount borrowed by the Company does not exceed any limitation on its borrowing contained in its Memorandum or Articles of Association or in any other document which it is a party and the amount borrowed from its bankers does not exceed its overdraft facilities (if any).

7.4.3 No overdraft or other financial facilities of the Company are dependent upon a guarantee of, or a security provided by, the Vendors or any third party.

7.4.4 The Company does not have outstanding and has not agreed to create or issue any loan capital; nor has it factored or discounted any of its debts (or agreed to do so), or been engaged in financing of a type which would not require to be shown or reflected in the Accounts; or borrowed any money


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                  which it has not repaid (save for borrowings not exceeding the amounts shown in the Accounts).

7.4.5 The Company has not since the Balance Sheet Date, repaid, or become liable to repay, any loan or indebtedness in advance of its stated maturity.

7.4.6 Neither the acquisition of the Shares by the Purchaser nor the compliance of any terms of this agreement will entitle (and no other Event has occurred which would entitle) any third party (with or without the giving of notice) to call for the repayment of any indebtedness of the Company prior to its normal maturity date.

TAXATION



8.1               DEFINITIONS

                  In this Part 8:

                  "ACT" means advance corporation tax;

                  "CAA" means the Capital Allowances Act 1990;

                  "IHTA" means the Inheritance Tax Act 1984;

                  "TCGA" means the Taxation of Chargeable Gains Act 1992;

                  "TMA" means the Taxes Management Act 1970;

                  "VAT" means value added tax;

                  "VATA" means the Value Added Tax Act 1994.

8.2               GENERAL

8.2.1 All returns, amended returns, computations and payments which should be or should have been made by the Company for any fiscal purpose have been prepared on a proper basis and submitted within the prescribed time limits and are up to date and correct and none of them is now the subject


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

                  or likely to be the subject of any dispute with the Inland Revenue or HM Customs and Excise or other authority concerned and will not give rise to any disallowance of relief, forfeiture, loss of allowance or credit, assessment, adjustment or set off (including any claim for interest on unpaid Taxation) by the Revenue.

8.2.2 All particulars furnished to the Revenue in connection with the application for any consent or clearance on behalf of the Company accurately disclosed all facts and circumstances material to the decision of the Revenue, any such consent or clearance is valid and effective and any such transaction for which such consent or clearance has previously been obtained has been carried into effect only in accordance with the terms of the relevant application and consent for clearance.

8.2.3 The Company is not the subject of a back duty investigation or in-depth enquiry by any fiscal authority and there are no known facts which may give rise to the same.

8.2.4 All income tax under the PAYE system and payments due in respect of employees' contributions to national insurance and graduated state pension have been properly deducted by the Company and (together with any employer's contribution) have been fully and correctly paid to the appropriate authority and proper records thereof have been maintained.

8.2.5 All Taxation required to be deducted from any payments made by the Company which it is obliged or entitled to make has been deducted and accounted in full to the appropriate authority.


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8.2.6             The Company has never been requested to furnish information pursuant to notices served under section 745 or 778 Taxes Act.

8.2.7 No transactions have been undertaken falling within sections 765 or 765A Taxes Act.

8.2.8 The Company is not and has at no time been an investment company, a close investment company or an investment trust company for Taxation purposes.

8.2.9 The Company has not since the Balance Sheet Date taken any action which has had, or might have, the result of altering or prejudicing or in any way disturbing any arrangement or agreement which it has previously negotiated with the Revenue.

8.2.10 The Taxation computations for all accounting periods of the Company ended on or before the last accounts date to which tax computations have been agreed with the Revenue or if not known the last accounts date of the Company, have been agreed with the Revenue.

8.2.11 The Company is and has always been resident only in the United Kingdom for Taxation purposes and has never carried on any trade, business or other activities outside the United Kingdom other than the export of its goods and/or services in the ordinary and normal course of its business.

8.3               TAXABLE PROFITS



8.3.1 The Company has not directly or indirectly paid any remuneration, emoluments or compensation for loss of office or made any gratuitous payment or transferred any assets to any of its present or former directors


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

                  or employees, the cost of which will not be deductible for Taxation purposes.

8.3.2 The Company has not made and is under no obligation pursuant to which it is or at any time may become liable to make any payment of interest, annuity or other annual payment such as may be disallowed as a deduction as a set-off or as a charge on income or otherwise be unrelieved for corporation tax purposes whether by virtue of section 125 or section 787 Taxes Act or otherwise.

8.3.3 No transactions or arrangements involving the Company have taken place or are in existence such that the provisions of section 770 Taxes Act could be or have been applied.

8.3.4 There have been no Events or circumstances such that sections 343 or 768 Taxes Act have been or could be applied.

8.4               CAPITAL ASSETS

8.4.1 Save as provided for in the Accounts the values attributed to each of the assets of the Company as at the Balance Sheet Date is such that on any disposal of any of those assets which is treated for Taxation purposes as being for a consideration equal to such value (ignoring any reliefs and allowances available to the Company other than amounts falling to be deducted under section 38 TCGA) no chargeable gain or allowable loss would arise.


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

8.4.2 Since the Balance Sheet Date no asset has been acquired otherwise than by way of a bargain made at arm's length and for a consideration equal to its market value.

8.4.3 The Company is not subject to any contingent liability as is mentioned in section 49 TCGA.

8.4.4 The Company has not effected or been a party to any demerger such as is mentioned in sections 213 to 218 Taxes Act.

[8.4.5 The Company has never made a claim pursuant to sections 23 or 24 TCGA.

8.4.6 The Company has never been a party to a transaction falling within section 17 TCGA.

8.4.7 The Company has not received any asset by way of gift as mentioned in section 282 TCGA.

8.4.8 The Company does not own any shares or securities acquired as a "new holding" under the provisions of sections 126 to 130 TCGA.

8.4.9 Neither the Company nor any company which was a member of the same group of companies at the relevant time has made any claim under sections 152, 153 or 247 TCGA.

8.4.10 The Company has not been a party to or involved in any share for share exchange nor any scheme of reconstruction or amalgamation such as are mentioned in sections 135 and 136 TCGA.

8.4.11 The Company has not been a party to any depreciatory transactions within the meaning of sections 176 and 177 TCGA.


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

8.4.12 The Company has not been subject to any claim or election under section 35 or Schedule 4 TCGA, whether made by itself or any other person.

8.4.13            The Company has never made an election under paragraph 4 of
                  Schedule 2 TCGA.

8.4.14 The Company will not be subject to corporation tax on the disposal of any debt owing to the Company.

8.4.15 Each and every loan made by the Company is a "qualifying loan" for the purpose of section 253 TCGA.

8.4.16            The Company is not entitled to any loss to which section 18
                  TCGA applies.

8.4.17 The Company does not own and has not owned and has never issued any relevant discounted securities or qualifying corporate bonds (as defined in Schedule 13 Finance Act 1996 or section 117 TCGA respectively).

8.4.18 The Company has sufficient information contained in its records to calculate any chargeable gain or allowable loss which may arise as the result of the disposal of assets owned by the Company at the Balance Sheet Date.

8.5               CAPITAL ALLOWANCES

8.5.1 The book value of each of the assets of the Company in or adopted for the purposes of the Accounts on which capital allowances are calculated separately does not exceed the written down value of such asset for the purposes of the CAA and the aggregate book value of plant and machinery for which capital allowances have been claimed under Part II of that Act


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

                  does not exceed the written down value of the qualifying expenditure under that Act.

8.5.2 The Company has not been a party to or involved in any transaction whereby a balancing allowance would be denied or reduced by virtue of section 5 CAA.

8.5.3 No allowances have been claimed by the Company which are liable to be reduced or withdrawn by virtue of sections 1(6), 42 or 47 CAA.

8.5.4 No capital expenditure has been incurred which is subject to the provisions of section 75 CAA.

8.6               GROUP ARRANGEMENTS

8.6.1 The Company has never been a member of any group of companies for any Taxation purpose.

8.6.2 The Company has not ceased to be a member of a group of companies for the purposes of sections 178 and 179 TCGA and will not cease to be a member of such a group as a result of Completion.

8.6.3 The Company has not at any time within the period of six years ending with the date of this agreement, acquired any assets other than trading stock from any company which, at the time of the acquisition, was a member of the same group (as defined in section 170 TCGA) as the Company.

8.6.4 The Disclosure Letter sets out full details of any surrender or agreement to surrender, or acceptance or agreement to accept the surrender, by the Company of any amount by way of group relief under the provisions of sections 402, 403 and 407 to 413 Taxes Act.


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

8.6.5 All claims for group relief made by the Company were valid and have been or will be allowed by way of relief from corporation tax and the Company is not and will not, as a result of anything done before the date of this agreement, become liable to make any payment for an amount surrendered by any other company under or in connection in with the provisions of section 402 Taxes Act.

8.6.6 The Company is not and has not at any time been party to any arrangement falling within section 410 Taxes Act.

8.6.7 The Company has not made or purported to make any election under section 247 Taxes Act.

8.6.8 The Company has not made nor received nor purported to make or receive any surrender of the benefit of ACT under section 240 Taxes Act.

8.6.9 The Company is not liable to be assessed to any Taxation under the provisions of section 190 TCGA.

8.7               DISTRIBUTIONS AND ADVANCE CORPORATION TAX

8.7.1 The Company has not at any time done anything which could be treated as a distribution for the purposes of sections 209 or 210 Taxes Act.

8.7.2 No Event or series of Events has occurred which might cause the disallowance of the carry forward of losses or excess charges or such that any of sections 245 or 245A or 245B Taxes Act have applied or could apply.

8.7.3 The Company has not issued any share capital to which the provisions of section 249 Taxes Act or section 141 TCGA could apply nor does it own


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

                  any such share capital nor granted options or rights to any person which entitles that person to require the issue of any share capital.

8.7.4 The Company will be entitled in respect of any qualifying distribution made by it to a full set off of its corresponding payment of ACT under section 239(1) Taxes Act or in so far as there is no set off under section 239(1) or in so far as any set off is restricted under section 239(3).

8.7.5 The Company has not received a capital distribution to which the provisions of section 189 TCGA could apply.

8.7.6 The Company has not made or received any distribution which is an exempt distribution within sections 213 to 218(I) (inclusive) Taxes Act.

8.8               STAMP DUTY

8.8.1 All instruments (other than those which have ceased to have a legal effect) executed by the Company (and which are or were subject to stamp duty) have been duly stamped and the Company has not executed any other instrument relating to any property situate in, or to any matter or thing done or to be done in, any part of the United Kingdom.

8.8.2             The Company has no liability to stamp duty reserve tax.

8.8.3             No relief or exemption has been obtained from stamp duty under section 42 Finance Act 1930 or sections 75-79 (inclusive) Finance Act 1986.

8.9               ANTI-AVOIDANCE

8.9.1 The Company has not entered into or been a party to any pre-ordained series of transactions, composite transactions or any other schemes or arrangements into which steps were inserted which served no purpose other than the saving of Taxation.



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

8.9.2 The Company has not been party to any other transaction or arrangement of any nature which could give rise to a charge to Taxation under Part XVII Taxes Act.

8.10              CLOSE COMPANY

8.10.1 The Company has never been a close company for the purposes of the Taxes Act.

8.10.2 The Company has no loan outstanding to which the provisions of sections 419 and 420 Taxes Act would apply.

8.10.3 The Company has not held and does not hold shares in a company not being another member of a group of companies (including the Company) as defined in section 170 TCGA which has made any such transfer as was referred to in section 125 TCGA.

8.10.4 The Company is not liable to be assessed to inheritance tax by virtue of section 202 IHTA.

8.10.5 There is no potential liability or any unsatisfied liability to inheritance tax attached or attributable to the shares in or to any assets of the Company such that they are or may hereafter become subject to an Inland Revenue charge as mentioned in section 237 and 238 IHTA.

8.10.6 No liability to inheritance tax attributable to the shares in or to any assets of the Company is being settled by installments.

8.10.7 The Company is not entitled to any interest in possession in settled property.

8.10.8 No person is actually or potentially liable to inheritance tax attributable to the value of any of the shares and in consequence no person has or may


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

                  acquire the power to raise the amount of such tax by sale or mortgage of or by a terminal charge on any of the shares as mentioned in section 212 IHTA.

8.10.9            The Company has not made any transfers of value within section
                  94 IHTA.

8.11              EVENTS SINCE THE BALANCE SHEET DATE
                  Since the Balance Sheet Date:-

8.11.1 the Company has not disposed of any asset (including trading stock) or made any supply of any service or business facility of any kind (including a loan of money or the letting, hiring or licensing of any property whether tangible or intangible) in circumstances where the consideration actually received or receivable for such disposal or supply is less than the consideration which could be deemed to have been received for the purposes of Taxation;

8.11.2 no Event has occurred which gives rise to a liability to Taxation to the Company on deemed (as opposed to actual) income, profits or gains or which results in the Company becoming liable to pay or bear a liability to Taxation directly or primarily chargeable against or attributable to another person, firm or company;

8.11.3 the Company has not made or received any distributions for any Taxation purpose;

8.11.4 the Company has not surrendered or claimed any ACT under Chapter V Taxes Act or any losses by way of group relief under the Taxes Act;


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

8.11.5 the Company has not paid any remuneration (including emoluments as defined by section 131 and sections 153-168 Taxes Act) to any officer, director or employee or to any member of his family or household in excess of such amount as will be deductible in computing the taxable profits of the Company;

8.11.6 no payment has been made by the Company which will not be deductible for the purposes of corporation tax (or any corresponding tax on profits in any relevant foreign jurisdiction), either in computing the profits of the Company or in computing the corporation tax or corresponding tax chargeable on it; and

8.11.7 no accounting period (as defined in section 12 Taxes Act) of the Company has ended as referred to in section 12(3) of that Act.

8.12              VALUE ADDED TAX

8.12.1 In relation to VAT the Company has complied with all statutory provisions, rules, regulations, orders and directions and made all necessary returns; and within the prescribed time limits provided all necessary information and documents to HM Customs and Excise and paid all amounts due to the proper person.

8.12.2 The Company has at all times kept and preserved in all material respects complete correct and up-to-date records, invoices and other documents required for the purposes of VAT.

8.12.3 The Company has not been required by HM Customs and Excise to give security under paragraph 4 of schedule 11 to the VATA.


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

8.12.4 All VAT payable upon the importation of goods and all duties of customs and excise payable in respect of any assets (including trading stock) imported or owned by the Company have been paid in full.

8.12.5 The Company is not liable and will not (in respect of anything done before Completion) be liable to any interest, penalty or surcharge in respect of VAT and in particular (but without prejudice to the generality of the foregoing) the Company is and will not be so liable to any penalty, interest or surcharge pursuant to sections 59, 63 to 70 and 74 VATA.

8.12.6 The Company is not and has not at any time been a member of a group of companies for VAT purposes.

8.12.7 The Company is not and has not agreed to become an agent, manager or factor for the purposes of sections 47 or 48 VATA of any person who is not resident in the United Kingdom.

8.12.8 The Company has not incurred any expenditure in the ten years preceding Completion on capital items such that the provisions of Part XV of The Value Added Tax Regulations 1995 may apply to the Company.

8.12.9 The Company obtains credit for all input tax paid or suffered by it.

8.13              VAT ON PROPERTY

8.13.1 The Company does not own the fee simple in any building or civil engineering work which is uncompleted or which was completed (within the meaning of Note (2) to Group 1 Schedule 9 VATA) less than three years before the date of this agreement.

8.13.2            The Disclosure Letter contains full particulars of:


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

8.13.2.1 any election under paragraph 2 Schedule 10 VATA to waive exemption from VAT in relation to any land made by the Company or by any member or former member of any group of companies of which the Company is or was registered for VAT purposes; and

8.13.2.2 any agreement or other arrangement to which the Company is a party whereby the Company has agreed not to waive exemption from VAT pursuant to paragraph 2 Schedule 10 VATA in relation to any land.

8.13.3 he Company has not given or accepted any certificate as to zero-rating under the provisions referred to in section 62 VATA.

8.13.4 The Warranties contained in this paragraph 8.13 shall apply as if references to the Company include not only the Company but also every other company which is or was at any time a member of the same group of companies for VAT purposes or for which an application to become such a group member has been made within the preceding three months (including without limitation any parent of the Company or parent or subsidiary of such parent).

8.14              EMPLOYEE SHARE SCHEMES

8.14.1 The Disclosure Letter contains full details of all share schemes (including those approved by the Inland Revenue and unapproved schemes) which the Company operates or in which its UK employees are entitled to participate, together with copies of any approvals issued by the Inland Revenue in respect of such schemes and nothing has been done to prejudice the approved status of any such schemes.


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

8.14.2 The Disclosure Letter contains full details of any issue of shares or an interest in shares by the Company in the circumstances described in section 77 to 89 Finance Act 1988 and the Company has complied with section 85 Finance Act 1988.

8.14.3 The Disclosure Letter contains a copy of the rules of any profit related pay schemes which the Company operates or has operated, or in which its UK employees are or have been entitled to participate, in any year commencing prior to Completion, together with copies of any approvals issued by the Inland Revenue in respect of such schemes, and nothing has been done to prejudice the approved status of any such schemes which have at all times been operated in accordance with any rules governing the scheme and relevant Taxation legislation.

8.15              SECONDARY LIABILITY

8.15.1 No transaction or Event has occurred in consequence of which the Company is or may be held liable for any Taxation or deprived of reliefs or allowances otherwise available to it or may be otherwise held liable for any Taxation for which some other company or person was primarily liable (whether by reason of any such other company being or having been a member of the same group of companies or otherwise).

8.15.2 The Company is not, nor will it become, liable to pay, or make reimbursement or indemnity in respect of, any Taxation (or any amount corresponding to Taxation) in consequence of the failure by any other person to discharge that Taxation or amount within any specified period or otherwise, where the Taxation or amount relates to a profit, income or


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

                  gain, transaction, Event, omission or circumstances arising, occurring or deemed to arise or occur (whether wholly or partly) before Completion.

8.16              INHERITANCE TAX

8.16.1 No shares in or assets of the Company were acquired by it or (as the case may be) the Vendors in circumstances such that they continued to be subject to any Inland Revenue charge to which they were subject immediately prior to such acquisition or such that, if they had been subject to an Inland Revenue charge immediately prior to such acquisition, they would have continued to be subject to it.

8.16.2 No shares in or assets of the Company are subject to any such power of sale, charge or mortgage as is mentioned in section 212 IHTA and there are no circumstances which might lead to such a power arising.

8.17              PAYMENTS EQUIVALENT TO TAX

8.17.1 The Company has not in the previous seven years entered into any indemnity, guarantee or covenant under which the Company has agreed or can be procured to meet or pay a sum equivalent to or by reference to another person's liability to Taxation.

8.17.2 The Company is not liable nor has any Event or omission occurred in consequence of which the Company could at any time become liable to make a payment to any person as a result of the discharge by that person of any liability of the Company to Taxation incurred on or before Completion.

8.18              LOAN RELATIONSHIPS


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

                  All interest, discounts or premiums payable by the Company in respect of its loan relationships within the meaning of Chapter II of Part IV of the Finance Act 1996 are capable of being brought into account as a debit for the purposes of that Chapter as and to the extent that they are from time to time recognised in the Company's accounts (assuming that the accounting policies and methods adopted for the purpose of the Accounts continue to be so adopted).

8.19              CUSTOMS DUTIES

                  The Company has complied with all statutory provisions, rules, regulations, orders and directions and made all necessary returns in relation to the collection and payment of customs duties, excise duties and other charges having an equivalent effect and has provided all necessary information and documentation and paid all amounts due to HM Customs and Excise in relation to such charges within the prescribed time limits.

8.20              WITHDRAWAL OF RELIEFS

                  No relief which has been treated as an asset in preparing the Accounts could or might effectively be withdrawn, postponed, restricted or otherwise lost as a result of the sale and purchase under this Agreement or any other Event or circumstance occurring or arising at any time after the Balance Sheet Date.

8.21              TAX ADMINISTRATION

                  In relation to the Company, the Disclosure Letter gives full details of:

8.21.1            all determinations made under section 41A TMA;


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

8.21.2            all directions reducing any amounts so determined pursuant to section 41B TMA;

8.21.3 all assessments to Taxation made by the Revenue, and any such determinations under section 41A TMA and directions under section 41B TMA, which are subject to appeal or have otherwise not become final at the date of this agreement; and

8.21.4 all payments of Taxation, and claims for repayment of Taxation, made in respect of any period for which no assessment to Taxation has been issued or become final (and whether pursuant to section 10 Taxes Act or otherwise).

CONTRACTS AND COMMITMENTS

9.1               CAPITAL COMMITMENTS

                  The Company had no capital commitments at the Balance Sheet Date and since then the Company has not made any capital expenditure or incurred any capital commitments.

9.2               SUBSISTING CONTRACTS

                  The Disclosure Letter contains true, complete and accurate copies (incorporating all the terms which currently apply) of every contract, covenant, commitment or arrangement to which the Company is a party and in respect of which any party to them has or may have any outstanding liability and which:-

9.2.1 is of an unusual or abnormal nature, or outside the ordinary and normal course of business;

9.2.2             is for a fixed term of more than six months;


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9.2.3             is of a long-term nature (that is, unlikely to have been fully performed, in accordance with its terms, more than six months after the date on which it was entered into or undertaken);

9.2.4 is incapable of termination in accordance with its terms, by the Company, on sixty days' notice or less;

9.2.5 is of a loss-making nature (that is, known to be likely to result in a loss to the Company on completion or performance);

9.2.6 cannot readily be fulfilled or performed by the Company on time without undue, or unusual, expenditure of money, effort or personnel;

9.2.7 involves payment by the Company by reference to fluctuations in the index of retail prices, or any other index or in the rate of exchange for any currency;

9.2.8 involve an aggregate outstanding expenditure by or an aggregate outstanding payment to the Company of more than L25,000;

9.2.9 involves, or is likely to involve, the supply of goods the aggregate sales (or purchase) value of which will represent in excess of 10 per cent of the turnover for the preceding financial year of the Company;

9.2.10 is a contract for hire or rent, hire purchase, or purchase by way of credit sale or periodical payment;

9.2.11 is a contract whereby the Company has been appointed to act or has appointed someone else to act as an agent or as a distributor or franchisee;

9.2.12 is an agreement for the supply of services (other than for gas, water or electricity or maintenance contracts); or



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

9.2.13 is capable of being terminated or altered in any way as a consequence of the Purchaser's acquisition of any Shares.

                  and (save as so disclosed) the Company has not entered into any such contract, covenant, commitment or arrangement;

9.3               MORTGAGES ETC

                  The Company has not created nor has it agreed to create any loan capital or any mortgage, debenture, lien, charge or other similar encumbrance or security interest over all or any of its property, assets, undertaking, goodwill, reserves or share capital.

9.4               GUARANTEES ETC

                  There are no guarantees, suretyships, indemnities or similar commitments (whether secured or unsecured) given by the Company in respect of which obligations or liabilities (whether actual or contingent) are still outstanding.

9.5               NO LOANS

                  The Company has not made any loans or advanced any monies or credit to any person, firm or company (other than credit given on normal commercial terms in the ordinary and normal course of business).

9.6               NO PARTNERSHIP ETC

                  The Company is not a member of any partnership, joint venture, trade association, society or other group, whether formal or informal and whether or not having a separate legal identity, nor is any such body relevant to nor does any such body have any material influence over the business of the Company as now carried on.


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9.7               DISCOUNTS, REBATES AND SIMILAR ARRANGEMENTS

                  The Disclosure Letter contains:-

9.7.1 full details of the policy and practice of the Company with respect to the offer or grant by it to any of its customers of discounts, over-riders, rebates, allowances and other special terms or similar arrangements;

9.7.2 full details of all discounts, over-riders, rebates, allowances and other special terms or similar arrangements offered or granted to the Company by any of its suppliers;

9.7.3 full details of all agreements and arrangements for the importing of goods from overseas together with full details of arrangements with overseas distributors, agents and commission houses for such importing; and

9.7.4 full details of the policy and practice of the Company with respect to the offer or grant by it to any of its clients of any other special terms.

9.8               FORWARD CONTRACTS

                  The Company does not have any unmatched open positions with respect to forward purchases and/or sales of any commodity, stock or foreign currency and none of such open positions will involve the Company in a loss.

9.9               OUTSTANDING OFFERS

                  There is no offer or tender (or the like) given or made by the Company which is still outstanding and capable of giving rise to a contract merely by the unilateral act of any third party.

9.10              INSIDER CONTRACTS


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                  None of the Vendors nor any of their Associates nor any person in which any of them has or had any interest (direct or indirect, either solely or jointly with any other party and whether as shareholder, employee, director, consultant or otherwise) has (or has ever had) a trading relationship with the Company nor have any of them ever entered into any other type of transaction or arrangement with the Company (other than in the capacity as a shareholder or employee of the Company); and none of them provides (or has in the past provided) goods or services in competition with the Company.

9.11              NON-ARMS LENGTH CONTRACTS

                  The Company is not a party to, nor have its profits or financial position during the three years prior to the date hereof been affected by, any contract or arrangement which is not of an entirely arms-length nature made on open market terms.

9.12              DEFAULTS, ETC

9.12.1 None of the obligations owed by any third party to the Company is unenforceable and no Event has occurred as regards the Company which would entitled any third party to terminate any contract or benefit enjoyed by the Company or call in any money before the normal due date therefor.

9.12.2 Neither the Company nor any other party to any agreement, commitment, transaction or arrangement with the Company is in default under any such agreement and there are no circumstances likely to give rise to such a default.


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9.13              LIABILITIES

9.13.1 There are no liabilities (including contingent liabilities) which are outstanding on the part of the Company other than those liabilities disclosed in the Accounts or the Management Accounts or incurred, in the ordinary and normal course of trading, since the Balance Sheet Date.

9.13.2 There is no indebtedness or liability due, owing or incurred by the Company to the Vendors or any of their Associates whether actually or contingently, whether solely or jointly with any other person and whether as principal or surety and there is no such indebtedness or liability due, owing or incurred to the Company by the Vendors or any of their Associates.

9.13.3 There are no outstanding liabilities or commitments on the Company arising from any arrangements for the disposal of any shares, property or other assets (other than in the ordinary and normal course of business) previously owned by the Company.

9.14              PAYMENTS TO CREDITORS

                  The Company has at all times paid its creditors within the times agreed with such creditors and there are no debts owing by the Company which are overdue for payment.

9.15              GOVERNMENT GRANTS

9.15.1 The Company has not applied for, or received, any grant, subsidy or financial assistance from any government department or agency or any local or other authority, whether under any of the Industry Acts, or a


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                  regional development grant, or temporary employment subsidy or otherwise.

9.15.2 The Company has not done (or omitted to do) any act or thing which could result in any investment grant, employment subsidy or other similar payment made (or due to be made) to it, becoming repayable, or being forfeited or withheld in whole or in part.

9.16              RESTRICTIVE PRACTICES

                  The Company is not a party to any agreement, practice or arrangement which contravenes or is subject to registration under the Restrictive Trade Practices Act 1976, the Resale Prices Act 1976 or the Competition Act 1980 or which contravenes the provisions of the Fair Trading Act 1973 or which would or might either result in a reference to a "consumer trade practice" within the meaning of Section 13 of the Fair Trading Act 1973 or to the Consumer Protection Advisory Committee under Part II of that Act or contravene any of the provisions of Article 85 or 86 of the Treaty of Rome or any other anti-trust or consumer protection legislation.

9.17              NO DISCLOSURES OF CONFIDENTIAL INFORMATION

                  The Company has never disclosed to any person (save in the ordinary and normal course of business or other than to the Purchaser or to its professional advisers) any of its secret or confidential information (including any of its know-how, trade connections, price lists, lists of customers or suppliers, financial information, profit margins or


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                  projections); and so far as the Vendors are aware no
                  unauthorised disclosure of such information has ever been made.

9.18              NO RESTRICTIONS ON COMPANY

                  The Company is not a party to any secrecy or confidentiality agreement or arrangement which may restrict the use or disclosure of information nor has it given any covenants limiting or excluding its right to do business and/or compete in any area or field with any other person.

9.19              RELATIONSHIPS WITH THIRD PARTIES

9.19.1 No person presently doing business with the Company nor any customer or supplier who is in the habit of purchasing from or selling to the Company (as the case may be) is, so far as the Vendors are aware, likely to cease to do so or otherwise substantially reduce its purchases from or supplies to the Company during the twelve calendar months following Completion.

9.19.2 Neither more than 5 per cent of the aggregate amount of all the purchases nor more than 5 per cent. of the aggregate amount of all the sales of the Company in any trading period of 52 weeks are obtained from or made to the same supplier or customer (together with any person, firm or company in any way connected with such supplier or customer).

9.19.3 There is no contract or arrangement (whether written or oral) to which the Company is a party which will or may be determined or under which any right of the Company may be adversely affected (or pursuant to which any other party may require the adoption of terms less favourable to the Company than those subsisting in the absence of any change) by reason of


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                  the sale of the Shares to the Purchaser or the implementation of any provision of this agreement.

10.               PENSIONS
--------------------------
10.1              DEFINITIONS

                  For the purpose of paragraphs 10.2 to 10.5:

                  "APPROVED" means approved by the Inland Revenue for the purposes of Chapter I or Part XIV of the Taxes Act and a reference to "APPROVAL" is to be construed accordingly.

                  "DISCLOSED SCHEMES" means the Synopsys Scientific Systems Executive Pension Scheme established pursuant to a trust deed dated 26 March 1999 ("THE EXECUTIVE SCHEME"), the Group Personal Pension Plan, the Group Life Assurance Plan and the Group Dependants Plan; and

                  "EMPLOYEE" means a director or employee or former employee or former director of the Company.

10.2              WARRANTIES

10.2.1            GENERAL PENSION WARRANTIES

                  (1) Save for the Disclosed Schemes there is not in operation, and no proposal has been announced to enter into or establish, any agreement, arrangement, custom or practice


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                           (whether legally enforceable or not and whether
                           Approved or not and whether funded or otherwise) for the payment of, or payment of a contribution towards, a pension, allowance, lump sum or other similar benefit on retirement, death, termination of employment (whether voluntary or not) or during periods of sickness or disablement, for the benefit of an Employee or an Employee's dependants.

                  (2) All data and information disclosed in relation to the Disclosed Schemes is up-to-date and complete.

10.2.2            SPECIFIC PENSION WARRANTIES

                  (1) No discretion or power has been exercised (or practice followed) under the Disclosed Schemes in relation to any of the Employees to:

                           (a) augment benefits (whether in relation to early retirement or otherwise):

                           (b) admit to membership a person who would not otherwise have been eligible for admission to membership;

                           (c) admit to membership a person on terms which provided for or envisaged the payment of a transfer value or transfer of assets from another scheme to the Disclosed Schemes in a case in which the payment or transfer has not been made or has not been made in full;

                           (d) provide a benefit which would not otherwise be provided;

                           (e) pay a contribution which would not otherwise have been paid.

                  (2) Each benefit (except a refund of contributions) payable under the Disclosed Schemes on the death of a member of the Disclosed Scheme or during periods of sickness or disability of the member


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

                           is, at the date of this Agreement, fully insured under a policy effected with an insurance company of good repute. To the best of the Vendors knowledge each member has been covered for that insurance by that insurance company at its usual rates and on its usual terms for person in good health and all insurance premiums payable have been paid.

                  (3) No plan, proposal or intention to amend, discontinue (in whole or in part) or exercise a discretion in relation to the Disclosed Schemes has been communicated to a member of the Disclosed Schemes.

                  (4) Each employee who has been admitted to or promised admission to membership of the Executive Scheme has been admitted or promised admission on terms which are consistent with the continued treatment of the Executive Scheme as Approved and (if applicable) the provisions of Part II of Schedule 6 to the Finance Act 1989. The substance of the terms of admission or promised admission have been communicated to the Employee.

                  (5) There has been no breach of the trusts of the Executive Scheme.

                  (6) There is no civil, criminal, arbitration, administrative or other proceedings or dispute (which includes, without limitation, contact with OPAS to or the Pensions Ombudsman) in relation to any Employee concerning the Executive Scheme by or against the trustees or administrator of the Executive Scheme, the Vendor or


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

                           the Company and none is pending or threatened. The Vendor is not aware of a matter in relation to any Employee which might give rise to a proceeding or dispute of that type.

                  (7) All employer and member contributions due to the Executive Scheme have been paid to the trustees in accordance with the payments schedule (as required by, and defined in, Section 87 of the Pensions Act
                           1995).

                  (8) All fees, charges and expenses of whatever nature (including, without limitation, all levies to be paid under the Pensions Act 1995) with respect to the Disclosed Schemes have been paid and no services have been rendered for which an account or invoice has not been delivered.

                  (9) No claim has been made or threatened against the Vendor or the trustees or administrators of the Disclosed Schemes, or against any person whom the Vendor is or may be liable to indemnify or compensate, in connection with the Disclosed Schemes (other than routine claims for benefits), there are no circumstances which may give rise to any such claim and the Vendor has not given any indemnity to any person in connection with the Disclosed Schemes.

10.2.3            COMPLIANCE

                  (1) The Executive Scheme is Approved and there is no matter which might have the Inland Revenue reason to withdraw Approval.


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                  (2)      The Executive Scheme is a contracted-out scheme for
                           the purposes of the Pension Schemes Act 1993 and has been administered in accordance with the contracting-out requirements of that Act. The Company holds a current contracting-out certificate issued in relation to the Disclosed Scheme.

                  (3) The Executive Scheme has been designed to comply with, and has been administered in accordance with all applicable legal and administrative requirements (including, without limitation, Article 141 of the Treaty of Rome as it applies to the eligibility of an Employee to join the Executive Scheme) and the trusts, powers and provisions of the Executive Scheme.

10.2.4            THE PENSIONS ACT 1995

                  The Executive Scheme complies in all respects with the provisions of the Pensions Act 1995.

10.2.5            SEX-EQUALITY

                  (1) The Executive Scheme has been operated at all times in accordance with the documents constituting the same (as lawfully amended from time to time) and all applicable laws and, without limitation to the foregoing, all decisions made by the trustees and administrators of the Executive Scheme have been made in accordance with their powers and duties as the trustees or administrators respectively.

                  (2)      No part-time Employee or former Employee has either:


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                           (a)      been excluded from membership of the
                                    Executive Scheme; or

                           (b) been provided with benefits under the Executive Scheme which are different from those provided for, or in respect of, full-time Employees or former Employees or do not comply with the requirements of
                                    Article 141 of the Treaty of Rome.

                  (3) The Executive Scheme has not accepted any transfer value from a pension arrangement ("the Playing Scheme") in respect of an Employee or former Employee where the Paying Scheme in relation to such transfer value did not comply with the requirements of Article 142 of the Treaty of Rome (which, for the avoidance of doubt, includes obligations in respect of part-timers).

OFFICERS AND EMPLOYEES

11.1              DETAILS

                  The Disclosure Letter contains an accurate and complete list of all officers and employees of the Company as at the date of this agreement, showing all remuneration payable and other benefits provided or which the Company is bound to provide either now or in the future.

11.2              STATUTORY NOTICES

                  All appropriate notices have been properly issued under the Employment Rights Act 1996 to all employees (including directors) of the Company.

11.3              WORKING TIME REGULATIONS


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11.3.1            The Company has complied in full with its obligations under the Working Time Regulations 1998 (THE "1998 REGULATIONS") in relation to the business and, in particular and without limitation, with its record keeping obligations under Regulations 5(4) and 9 of the 1998 Regulations and the requirements under Regulations 4, 6, 7 and 8 of the 1998 Regulations.

11.3.2            The Disclosure Letter contains true and complete copies of:-

11.3.2.1 all relevant agreements entered into pursuant to the 1998 Regulations (or, if in standard form, a copy of the standard form) and a list of all workers covered by any such agreement; and

11.3.2.2 a list of all workers whom the Company regards as falling within the terms of Regulation 20 or 21 of the 1998 Regulations.

11.4              TERMS OF EMPLOYMENT AND CONSULTANCY

                  The Disclosure Letter contains true, complete and accurate copies (incorporating all the terms which currently apply or a memorandum of such terms) of all service agreements, consultancy agreements and letters of engagement which have been made with any employee or consultant of the Company and of specimens of the standard terms of employment on which any employee of the Company is now employed together with a note showing which employees are employed under which type of standard terms.

11.5              NO BONUS OR COMMISSION ARRANGEMENTS

                  The Company is not bound or accustomed to make periodical or other payments (other than normal fixed salaries and wages) to employees, ex-


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                  employees, officers, consultants or others and no employee, officer or consultant has remuneration on a profit sharing or commission basis or by reference to the turnover, profits, sales or assets of the Company.

11.6              NO SHARE OPTION SCHEME

                  The Company does not have and never has had any share option, share incentive, profit sharing or any other similar scheme other than the Share Option Scheme.

11.7              INCREASES SINCE BALANCE SHEET DATE

                  Since the Balance Sheet Date:-

11.7.1 no remuneration or benefit has been paid or given or agreed to be paid or given to any officer, employee or consultant of the Company who is now entitled to remuneration at the rate of at least L25,000 per annum except at the rates in force on that date;

11.7.2 no general increase in the wages of the employees of the Company or any section or class of such employees has been made or agreed to be made (whether legally binding or not) either with the employees or their representatives nor has any negotiation or demand for such increase been entered into by or made to the Company; and

11.7.3 the Company has not received or been notified of any wage claim.

11.8              TERMINATION OF EMPLOYMENT

11.8.1 All contracts of employment between the Company and its officers or employees are lawfully determinable by the Company without


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                  compensation by notice (not exceeding the relevant statutory minimum period of notice).

11.8.2 No director or executive of the Company, who is in receipt of remuneration in excess of L20,000 per annum has given or received notice terminating his employment, except as expressly contemplated in this agreement, and no such executive will be entitled to give such notice as a result of the sale of the Shares to the Purchaser.

11.8.3 The Company has no reason to dismiss (nor does it wish to dismiss) any of its employees who is entitled to remuneration of at least L25,000 per annum.

11.9              CLAIMS BY OR AGAINST EMPLOYEES

11.9.1 The Company is not now, nor is it likely to be and has not since the Balance Sheet Date been, engaged in any legal proceedings or arbitration whether as plaintiff or defendant with any trade union or any person who is or has at any time been a director or an employee of the Company.

11.9.2 No person who is or was a director or employee of the Company has any right or made any claim (which has not yet been settled) to any compensation or other payment by reason of the termination of his employment (whether such termination constitutes unfair or wrongful dismissal redundancy or otherwise) or any breach by the Company of his terms of engagement or employment; there are no circumstances likely to lead to any such claims being made; and no gratuitous payment has been made or promised by the Company in connection with the termination or


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                  proposed termination of employment of any past or present
                  director or employee.

11.9.3 No order has been or may be made for the reinstatement or re-engagement of any employee of the Company.

11.10             INDUSTRIAL RELATIONS

                  There is not and never has been any strike, picket, lock-out, go-slow, work-to rule or any other form of industrial dispute taken or threatened against the Company and to the best of knowledge, information and belief of the Vendors there are no facts or circumstances which might lead to any such industrial dispute.

11.11             TRADE UNION RECOGNITION

                  No claim has been made by any trade union for recognition or for any improvement or amendment to the terms or conditions of employment of any employees of the Company and no claim for recognition has been referred to the Advisory Conciliation and Arbitration Service or to the Central Arbitration Committee nor is any trade union recognised by the Company in respect of any class of employees for any purpose whatsoever.

INSURANCE

12.1              FULL COVER

                  The Company is and has been at all material times fully covered by valid insurance against the normal risks for the type of business carried on and assets and stock-in-trade owned or used by it (including adequate insurance for the full reinstatement value of such business, assets and


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                  stock-in-trade and against loss of profit) and nothing has been done or omitted to be done which could make any policy of insurance void or voidable.

12.2              DETAILS OF INSURANCE COVER

                  The Disclosure Letter contains copies of all policies of insurance maintained by the Company (or which is maintained by a third party but in which the Company has an interest) and the cover afforded under such policies (including details of current premiums, excess levels, any unusual terms or conditions contained in such policies, a history of claims made by the Company at any time under any insurance policies and circumstances which have arisen and may give rise to a claim under such policies).

12.3              PREMIUMS PAID

                  All premiums payable in respect of any insurance policy in which the Company has an interest have been duly paid.

12.4              NO OUTSTANDING CLAIMS

                  There are no claims outstanding by the Company under any insurance policy nor, so far as the Vendors are aware, are there any circumstances likely to give rise to any such claim or which would or might be required under any insurance policy to be notified to the insurers or which might lead to any liability under such insurance policies being avoided by the insurers or the premiums being increased.

12.5              EFFECT OF THIS AGREEMENT


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

                  No cover afforded by any policy of insurance which is maintained by the Company or which is maintained by a third party but in which the Company has an interest will terminate or be terminable at the option of the insurer or any third party by reason of the implementation of this agreement.

LITIGATION AND LEGAL PROCEEDINGS

13.1              DEFAULTS BY THE COMPANY

                  So far as the Vendors are aware the Company is not and since the Balance Sheet Date has not been:-

13.1.1 in default under any agreement, deed, instrument, arrangement or covenant to which it is a party or in respect of any other obligations or restrictions binding upon it;

13.1.2 liable in respect of any representations or warranties (whether express or implied) or other matters giving rise to a duty of care on the part of the Company; or

13.1.3 liable to any fine or penalty as a result of committing or omitting to do any act or thing which could give rise to such a liability; or

13.1.4 subject to any order or judgment given by any Court or government agency and has not been party to any undertaking or assurance given to any Court or governmental agency which is still in force; or

13.1.5 in default under any provisions existing by reason of membership of any association or body.

13.2              LEGAL PROCEEDINGS


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                  The Company is not and has not since the Balance Sheet Date been engaged and so far as the Vendors are aware there are no circumstances likely to lead to the Company becoming engaged in any legal proceedings (civil or criminal) or arbitration as plaintiff, defendant or otherwise howsoever except as plaintiff in normal debt collection and in respect of which the aggregate amount of debts due to the Company does not exceed L500.

13.3              DISPUTES WITH GOVERNMENT DEPARTMENTS

                  There is no dispute with any revenue or other government, local authority, administrative, official department entity or agency in the United Kingdom or elsewhere, in relation to the affairs of the Company and so far as the Vendors are aware there are no facts which may give rise to any such dispute.

13.4              PERSONAL INJURY CLAIMS

                  There are no claims pending or threatened against the Company by an employee or third party in respect of any accident or injury which are not fully covered by insurance.

13.5              DEMANDS TO PAY

                  No demand has been served upon the Company under section 123 of the Insolvency Act 1986 and the Company has not received notice (whether formal or informal) from any lenders of money to the Company requiring repayment or intimating the enforcement by such lenders of any security


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                  which they may hold over any assets of the Company and there are no circumstances likely to give rise to any such notice being given.

13.6              ADVERTISING MATERIALS

                  So far as the Vendors are aware, all advertising and marketing materials used in connection with the Company's business comply with all legal requirements in all countries in which these materials are used or proposed to be used. Such materials are not defamatory and there are no grounds under which such materials could be challenged for any reason whatsoever including, without limitation, defamation, trade libel or any analogous law.

14.               ENVIRONMENTAL MATTERS

                  So far as the Vendors are aware the Company has complied with, all legislation (including regulations, codes of practice, circulars and guidance notes made thereunder) relating to environmental matters, including (but without limitation)

14.1              waste;

14.2              contaminated land;

14.3              discharges to (i) land and (ii) ground and surface water and
                  (iii) sewers;

14.4              emissions to air;

14.5              noise;

14.6              dangerous, hazardous or toxic substances and materials;

14.7              nuisance;

14.8              health and safety;


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

                  and the Vendors are not aware of any actions, claims or proceedings (whether actual or potential) nor has any other reason to believe that the Vendor has or is likely to have any liability in relation to such matters.

FIFTH SCHEDULE

PROTECTION FOR THE VENDORS

1. The Purchaser acknowledges that in entering into this agreement:

1.1 It has not relied on any warranties, representations, covenants, undertakings, indemnities or other statements whatsoever (whether expressed or implied and whether written or oral), other than those expressly set out in this agreement and the Purchaser further acknowledges that the Vendors have not given any such warranties, representations, covenants, undertakings or indemnities; and

1.2 No information, advice or assurances it or anyone on its behalf may have received from the Vendors, the Vendors' advisers or anyone else on the Vendors' behalf in relation to the Company or this agreement or its negotiation may be legally relied upon in any manner, save in each case for any information, advice or assurances which are expressly set out or referred to in the Warranties, the Tax Deed and this agreement.

2. No right or rescission shall be available to the Purchaser by reason of any breach of the Warranties or the Tax Deed nor shall the Purchaser have the right to claim that any such breach constitutes repudiation of the agreement.

3. The Vendors shall not be liable under the Warranties or the Tax Deed in relation to:

3.1 Any matter or Event properly and adequately provided for or reserved or specifically noted in the Accounts;

3.2 Any matter where the claim arises or is increased as a result of the imposition of Taxation as a consequence of any change in the law or change in any practice or procedure published by any Taxation Authority coming into force after Completion with retrospective effect or to the extent that that claim arises or is increased by an increase in rates of Taxation after Completion with retrospective effect;

3.3 Any liability for Taxation which would not have arisen but for any claim, election, surrender, revocation or disclaimer made, or notice or consent given after Completion (other than on the giving or doing of which was taken into account in preparing the Accounts) under the provision of any enactment or regulation relating to Taxation;

3.4 Any claim which arises or is increased because of timing differences or changes in accounting practice or policy in the future accounts of the Company from those adopted in the Accounts;

3.5 Any liability for Taxation which would not have arisen or would have been reduced or eliminated but for a failure or omission on the part of the Company or the Purchaser after Completion to make any claim, election, surrender or disclaimer or to give any notice or consent or do any other thing under or in connection with a provision of any enactment or regulation relating to Taxation;

3.6 Any claim which would not have arisen or would have been reduced or eliminated but for an act, omission, Event, transaction, arrangement or default performed or allowed to occur by the Purchaser or the Company after Completion otherwise than in the ordinary course of business and which the Purchaser knew or ought reasonably to have known would have given rise to a claim under this agreement;

3.7 Any claim arising as a result of the Company ceasing to be resident in the United Kingdom for Taxation purposes.

3.8 Any liability for Taxation which is in respect to actual income, profits or gain of the Company arising in the ordinary and normal course of business in the period from the Balance Sheet Date to Completion.

4. The Vendors shall not be liable for any claim under the Warranties in relation to any matter or Event fairly disclosed in the Disclosure Letter.

5. The Vendors shall not be liable for any claim under the Warranties in relation to any claim which has been or is made good otherwise than by the Purchaser.

6. The aggregate liability of each of the Vendors in respect of all claims under the Warranties and the Tax Deed (including interest and costs) shall not in any circumstances exceed ten per cent of the value of the Consideration attributed to that Vendor (as set out in columns 4 and 5 of Schedule 1). For the purposes of this clause the value of the Consideration Shares shall be an amount equal to the number of Consideration Shares issued to the Vendor multiplied by US$55.575.

7. Notwithstanding any other provisions of this agreement the aggregate liability of the Vendor Trustees in respect of any claim or claims for breach of the Warranties, Indemnities or under the Tax Deed shall not


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

                  exceed the value of (calculated in accordance with clause 8) the trust assets from time to time of the trust fund of which he is a trustee (and for the avoidance of doubt the relevant time for assessing such value shall be the due date for payment of such claim), provided that the Vendor Trustees shall retain in cash or an equivalent sufficient amount to meet their maximum potential liability pursuant to this agreement and, in particular, clause 7 and this Fifth Schedule.

8. For the purposes of clause 7 the value of the trust assets at any time shall be:

8.1 the realisable value of those assets comprised in the trust assets which are in the hands or under the control of the trustees less

8.2 the estimated amount of any expenses which would be incurred in connection with the realisation of the assets comprised in the trust assets and any liability which would arise on such realisation

8.3 the amount of all liabilities incurred in the proper administration of the Trusts, whether in respect of taxation or otherwise (actual, future or contingent) of the trustee and the trusts.

9. If the Vendors at any time pay to the Purchaser or the Company an amount pursuant to a claim in respect of the Warranties and/or the Tax Deed and the Purchaser or the Company subsequently becomes entitled to recover from some other person any sum in respect of any matter giving rise to such claim, the Purchaser shall, and shall procure that the Company shall, take all necessary steps as are, in the Purchaser's sole discretion, commercially reasonable to enforce such recovery and shall forthwith repay to the Vendors so much of the amount paid by them to the Purchaser or the Company as does not exceed the sum recovered from such other person less all reasonable costs, charges and expenses and tax properly incurred by the Purchaser or the Company in recovering that sum from such other person.

10. The Vendor shall have no liability under the Warranties or Tax Deed more than once in respect of the same loss arising out of or in respect of the same act, matter or thing.


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

SIXTH SCHEDULE

TAX DEED

THIS DEED is made on                                       2000

BETWEEN:-

(1) The persons whose names and addresses are set out in the schedule hereto ("COVENANTORS"); and

(2) PHARMACOPEIA, INC a company incorporated in Delaware, United States of America and having its principal office at 9685 Scranton Drive, San Diego, USA 92121-3752 ("PURCHASER").

1.                INTRODUCTION

1.1 By an Agreement ("AGREEMENT") of even date herewith and made between (1) the Covenantors and (2) the Purchaser, the Purchaser agreed to purchase the Shares (as defined in the Agreement).

1.2 The Agreement provides that the Covenantors will deliver today a duly executed deed in this form.

2.                DEFINITIONS AND INTERPRETATION

2.1 In this deed expressions defined in the Agreement shall bear the same meanings unless the context otherwise requires or unless they are expressly given different meanings.

2.2               In this deed unless the context otherwise requires:-

                  "CLAIM" means any notice, demand, assessment, letter or other document issued, or action taken, by or on behalf of the Revenue or any other governmental or statutory authority, body or official, whether of the


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

                  United Kingdom or elsewhere, whereby the Company is or is sought to be placed under a liability to Taxation;

                  "COMPANY" means Synopsys Scientific Systems Limited (registered number 02708693) and/or Synopsys Scientific Systems Inc.;

                  "EVENT" includes any act, transaction or circumstance, including (without limitation) any change in the residence of, or the death of, any person, the execution of the Agreement and Completion;

                  "PURCHASER'S RELIEF" means:

                  (i)      any Relief shown as an asset in the Accounts;

                  (ii) any Relief of the Company arising in respect of or in consequence of any Event which occurs after Completion;

                  (iii)    any Relief of the Purchaser whenever arising;

                  "RELIEF" includes any loss, allowance, exemption, set-off, credit or deduction relevant to the computation of any Taxation or any right to repayment of Taxation;

                  "TAXATION" includes all forms of taxation, duties (including stamp duty), levies, imposts, charges, withholdings, national insurance and other contributions, in the nature of taxation and PAYE liabilities (including any related penalty, fine, interest or surcharge) whether of the United Kingdom or elsewhere.

2.3 The covenants contained in this deed shall be construed as separate and independent and none of them shall be affected or restricted by any other except to the extent that any payment made by the Covenantors and


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

                  received by the Purchaser in respect of one covenant shall discharge the same liability under the other covenants which shall arise out of the same subject matter.

3.                COVENANTS

3.1 The Covenantors jointly and severally covenant with the Purchaser to pay to the Purchaser an amount equal to:-

3.1.1 any liability to Taxation of the Company in respect of, by reference to or in consequence of any income, profits or gains earned, accrued or received or deemed to have been earned, accrued or received on or before Completion;

3.1.2 any liability to Taxation of the Company in respect of, or in consequence of any Event which occurred or is deemed to have occurred on or before Completion;

3.1.3 any liability to Taxation of the Company for which it is not primarily liable in respect of, by reference to or in consequence of any Event which occurred or is deemed to have occurred on or before Completion and which is payable by the Company by virtue of the person who is primarily liable failing to discharge such liability;

3.1.4 any Taxation for which the Company would have become liable pursuant to clauses 3.1.1 to 3.1.3 (inclusive) but for the utilisation or set off of a Purchaser's Relief;

3.1.5 any Taxation incurred by the Purchaser in respect of any amounts received from the Covenantors pursuant to this deed provided always that this sub-


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

                  clause 3.1.5 shall only apply where the Purchaser is Pharmacopeia, Inc and shall not apply to any successors or assigns of Pharmacopeia, Inc; and

3.1.6 all reasonable costs and expenses actually and properly incurred by the Purchaser in enforcing the provisions of this deed.

3.2.1 All sums payable by the Covenantors under the covenants contained in this deed shall be paid free and clear of all deductions or withholdings or rights of counterclaim or set-off unless the deduction or withholding is required by law.

3.2.2 If the Covenantors are required by law to make any deduction or withholding from any payment under this deed, the sum due from the Covenantors in respect of such payment shall be increased to the extent necessary to ensure that after the making of such deduction or withholding the Purchaser receives and retains a net sum equal to the sum it would have received had no deduction or withholding been required to be made provided always that this sub-clause 3.2.2 shall only apply where the Purchaser is Pharmacopeia, Inc and shall not apply to any successors or assigns of Pharmacopeia, Inc.

4.                EXCLUSIONS

4.1 The covenants in clause 3.1 shall not apply to any liability to Taxation to the extent that:-

4.1.1 a specific provision or reserve in respect of it was made in the Accounts; or


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

4.1.2 the Company is liable in respect of actual income, profits or gains of the Company arising in the ordinary and normal course of business in the period from the Balance Sheet Date to Completion; or

4.1.3 such liability has arisen or has been increased by the Purchaser's failure to comply with its obligations under this deed.

4.2 For the purposes of clause 4.1 none of the following shall be regarded as occurring in the ordinary and normal course of business of the Company:-

4.2.1             an event giving rise to a liability under Part XVII Taxes Act;

4.2.2             a distribution within the meaning given by Part VI with
                  Section 418 Taxes Act;

4.2.3 an acquisition, disposal or supply or deemed acquisition disposal or supply of assets, goods, services or business facilities of any kind (including a loan of money or a letting, hiring or licensing of tangible or intangible property) for a consideration which is treated for Taxation purposes as different from the actual consideration;

4.2.4 an event which results in the Company being liable for Taxation for which it is not primarily liable; and

4.2.5 an event in respect of which Taxation arises as a result of a failure by the Company to deduct, withhold, or account for Taxation.

4.3 The provisions of clauses 7.2 and 7.3 and the Fifth Schedule of the Agreement which refer to the Tax Deed shall apply hereto as if set out in full.

5.                WAIVER


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

                  No delay or omission of the Purchaser in exercising any rights under this deed shall prejudice such rights or be construed as a waiver or partial waiver of such rights, nor shall it exclude the further exercise of such rights.

6.                PAYMENT

6.1 Subject to clause 6.2 and 6.3 the Covenantors shall pay any amounts due under this deed in sterling in cleared funds:

6.1.1 two Business Days prior to the date on which the Taxation in question is payable to the taxation authority demanding it; or

6.1.2 if later, two Business Days prior to the date to which payment of the Taxation in question is deferred following application to the appropriate authority, official, court, tribunal or body of the jurisdiction concerned; or

6.1.3 if later, five business days after the Purchaser serves notice on the Covenantors demanding such payment.

6.2 If the Covenantors are or become liable to make a payment under clause 3.1.4, the Covenantors shall pay such amount in cleared, immediately available funds on or before the later of the date on which the Taxation would have become payable to the authority or official or person demanding it but for the utilisation or set off of the relevant Relief and five business days after the Purchaser serves notice on the Covenantors demanding such payment.

6.3 If the Covenantors are or become liable to make a payment under clause 3.1.6, the Covenantors shall pay such amount in cleared, immediately available funds on or before the date which is the later of:

6.3.1 two business days prior to the date on which such costs or expenses are to be paid as notified by the Purchaser to the Covenantors; or

6.3.2 the fifth day after the Purchaser serves written notice on the Covenantors demanding such payment; or

6.3.3 the date on which the Claim to which such costs and expenses relate is payable under this deed.

6.4 Any sums not paid by the Covenantors on the due date for payment as specified in this clause shall bear interest (which shall accrue from day to day after as well as before any judgment for the same) at the annual rate of 1 percentage points above the base rate of Barclays Bank plc from time to time from the due date up to and including the day of actual payment of such sums, such interest to be compounded quarterly and paid by the Covenantors on demand by the Purchaser.

7.                CONDUCT OF CLAIMS

7.1 The Purchaser shall or shall procure that the Company shall give notice to the Covenantors as soon as reasonably practicable after it shall become aware of any Claim in respect of which a claim may be made pursuant to this deed.

7.2 The Purchaser shall and shall procure that the Company shall provide such relevant information and documentation as the Covenantors may reasonably request to avoid, dispute, resist, appeal, compromise or defend any Claim and any adjudication in respect thereof ("DISPUTE") subject to the Purchaser and the Company being indemnified to the Purchaser's reasonable satisfaction by the Covenantors against all losses, costs, expenses, interest, penalties and surcharges thereby incurred.

7.3 Subject to the provisions of this clause 7, any dispute relating to a liability to Taxation shall be conducted by the Covenantors but:

7.3.1 the Covenantors shall keep the Purchaser fully informed of all relevant matters and shall promptly forward or procure to be forwarded to the Purchaser copies of all relevant correspondence and other relevant information and documentation;

7.3.2 all communications written or otherwise relating to the dispute which are to be transmitted to a Taxation authority shall first be submitted to the Purchaser for approval and shall only be finally transmitted if such approval is given (such approval not to be unreasonably withheld or delayed);

7.3.3 the appointment of solicitors or other professional advisers shall be subject to the prior written approval of the Purchaser;

7.3.4 the Covenantors shall make no settlement or compromise of the dispute nor agree any matter in the conduct of such dispute which is likely to increase the amount thereof or adversely affect the future liability of the Purchaser or the Company to Taxation without the prior approval of the Purchaser (such approval not to be unreasonably withheld or delayed).

7.4 The Purchaser or the Company may without reference to any of the Covenantors admit, settle, discharge, compromise or otherwise deal with any outstanding or future Claim (without prejudice to their rights under this deed) if:

7.4.1 the Covenantors serve a notice on the Company or the Purchaser to the effect that in relation to any such dispute the Covenantors do not wish to take up or continue the conduct thereof;

7.4.2 a period of 10 business days has expired following the service of notice by the Purchaser or, as the case may be, the Company on the Covenantors pursuant to clause 7.1 where either the Covenantors have not made a request to the Purchaser in accordance with clause 7.2 or the Covenantors have made such a request but have failed to provide a duly executed indemnity in the manner stipulated by the Purchaser within the said period;

7.4.3 a period of 10 business days has expired following the service of notice (other than a notice under clause 7.1) by the Purchaser or the Company on the Covenantors to the effect that the Covenantors are not properly and effectively conducting the dispute, if by the expiry of that period the Covenantors have not taken reasonable steps so to conduct the dispute; or

7.5 The Covenantors shall be bound to accept for the purposes of the covenants contained in this deed any admission, settlement, discharge or compromise of any Claim and the outcome of any proceedings relating



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

                  thereto made or arrived at in accordance with the procedures set out in clause 7.4.

7.6 If the Covenantors do not exercise their right to request the Purchaser to take action pursuant to clause 7.2, they shall supply the Company and the Purchaser free of charge with all relevant information, books, papers and other documents in the possession or under the control of all or any of them and shall give or procure the giving (as appropriate) of such statements and other reasonable co-operation by the Covenantors as the Company or the Purchaser may reasonably request or require for the purpose of resisting any Claim.

8.                CORRESPONDING BENEFITS

8.1 If any liability to Taxation which has resulted in payment having been made or becoming due from the Covenantors under this deed gives rise to a Relief or right to a repayment of Taxation for the Company which would not otherwise have arisen, then, as and when the liability of the Company to make an actual payment of or in respect of Taxation is reduced by reason of that Relief or, in the case of a repayment of Taxation, as and when the repayment is received, the amount by which the liability is reduced or the amount of the repayment (the RELEVANT AMOUNT) shall be dealt with as follows:

8.1.1 the Relevant Amount shall first be set off against any payment then due from the Covenantors under this deed; and

8.1.2 to the extent that there is any excess, a refund shall be made forthwith to the Covenantors of any previous payment or payments made by the Covenantors under this deed and not previously refunded under this paragraph up to the amount of such excess, and

8.1.3 to the extent that the excess referred to in paragraph 8.1.2 is not exhausted under that paragraph, the remainder of the excess shall be carried forward for set off against any future payment or payments which becomes due from the Covenantors under this deed.

8.2 If, at any time, the Purchaser or the Company become aware of any Relief, repayment or excessive provision for taxation to which paragraph 8.1 may apply, the Purchaser shall as soon as reasonably practicable give full details in writing to the Covenantors.

9.                PURCHASERS COVENANT

9.1 The Purchaser agrees with and undertakes to the Covenantors to pay to the Covenantors an amount equal to any Taxation payable by any of the Covenantors or any company controlled by any of the Covenantors (other than the Company) arising as a result of or in respect of any failure by the Company or the Purchaser to pay any Taxation which is the primary liability of the Company and/or the Purchaser save where such Taxation gives rise to a liability of the Covenantors under clause 3 above which the Covenantors have not satisfied.

9.2 The provisions of paragraphs 6 and 7 shall apply to the covenant in paragraph 9.1 as they apply to the covenants in paragraph 3 mutatis mutandis.

10.               REDUCTION OF PURCHASE PRICE

                  Any amounts payable pursuant to this deed shall be deemed to constitute a reduction in the Consideration.

11.               ASSIGNMENT

                  The provisions of clause 12.4 of the Agreement shall apply equally to this deed.

12.               NOTICES

                  The provisions of clause 15 and 16.2 of the Agreement shall apply equally to this deed.

13.               LAW

                  The provisions of clause 16 of the Agreement shall apply equally to this deed.

                                    SCHEDULE

                                   COVENANTORS

Anthony Peter Fendick Cook
63 St Annes Road
Leeds
West Yorkshire
LS6  3NY

Keith Anthony Harrington
9 Rochester Grove
Hazelgrove
Stockport
Cheshire
SK7 4JD

Julian Hayward
18 Nursery Grove
Alwoodly
Leeds
West Yorkshire
LS17 7AL

Glen Anthony Hopkinson
"Stoneycroft"
27 Croftway
Sherburn-in-Elmet
Leeds
North Yorkshire
LS25 6BW

Paul Leon Marinus Hoyle
Holme Farm Cottage
Wothersome
Wetherby
West Yorkshire
LS23 6NA

Agnes Julienne Dietlinde Katritzky
Revocable Trust
1221 South West
21 Street
Gainsville
Florida 32601
USA

K B (CI) Nominees Ltd
West Centre
St Helier
Jersey

University of Leeds
Innovations Ltd
175 Woodhouse Lane
Leeds
West Yorkshire
LS2 3AR

SIGNED AS A DEED by                          )

ANTHONY PETER FENDICK COOK                   ) /s/ ANTHONY PETER FENDICK COOK

in the presence of:-                         )





SIGNED AS A DEED by                          )

KEITH ANTHONY HARRINGTON                     ) /s/ KEITH ANTHONY HARRINGTON

in the presence of:-                         )





SIGNED AS A DEED by                          )

JULIAN HAYWARD                               ) /s/ JULIAN HAYWARD

in the presence of:-                         )





SIGNED AS A DEED by                          )

GLEN ANTHONY HOPKINSON                       ) /s/ GLEN ANTHONY HOPKINSON

in the presence of:-                         )





SIGNED AS A DEED by                          )

PAUL LEON MARINUS HOYLE                      ) /s/ PAUL LEON MARINUS HOYLE

in the presence of:-                         )

SIGNED AS A DEED by the trustee(s) of        )

AGNES JULIENNE DIETLINDE                     ) /s/ AGNES JULIENNE DIETLINDE

KATRITZKY REVOCABLE TRUST                    ) KATRITZKY REVOCABLE TRUST

in the presence of:-                         )





EXECUTED AS A DEED by                        )

K B (CI) NOMINEES LTD                        ) /s/ K B (CI) NOMINEES LTD

acting by                                    )
                                             )
and                                          )
                                             )
Director:

Director/Secretary:


EXECUTED AS A DEED by                        )

UNIVERSITY OF LEEDS                          ) /s/ UNIVERSITY OF LEEDS

INNOVATIONS LTD                              ) /s/ INNOVATIONS LTD

acting by                                    )
                                             )
and                                          )
                                             )
Director:

Director/Secretary:

EXECUTED AS A DEED by                        )

PHARMACOPEIA, INC.                           ) PHARMACOPEIA

acting by                                    ) /s/ JOSEPH A. MOLLECA
                                             )

President and Chief Executive Officer:

EXECUTED AS A DEED by
PHARMACOPEIA INC.
acting by

/s/ JOSEPH A. MOLLICA
-------------------------------------
President and Chief Executive Officer




EXECUTED AS A DEED by
KB(CI) NOMINEES LIMITED
acting by

---------------------------------------       -----------------------------
Director                                      Director



EXECUTED AS A DEED by
UNIVERSITY OF LEEDS INNOVATIONS LIMITED
acting by

---------------------------------------       -----------------------------
Director                                      Director



EXECUTED AS A DEED by
Or for and on behalf of                   )



ANTHONY PETER FENDICK COOK                      /s/ ANTHONY PETER FENDICK COOK
                                                --------------------------------
                                                                        APF Cook


KEITH ANTHONY HARRINGTON                        /s/ KEITH ANTHONY HARRINGTON
                                                --------------------------------
                                                                   KA Harrington


JULIAN HAYWARD                                  /s/ JULIAN HAYWARD
                                                --------------------------------
                                                                       J Hayward


GLEN A. HOPKINSON                               /s/ GLEN A. HOPKINSON
                                                --------------------------------
                                                                    GA Hopkinson

PAUL LEON MARINUS HOYLE                         /s/ PAUL L. M. HOYLE
                                                --------------------------------
                                                                       PLM Hoyle


AGNES JULIENNE DIETLINDE
KATRITZKY TRUST                                 /s/ AGNES J. DIETLINDE
                                                --------------------------------
                                                                         Trustee

in the presence of this witness
-------------------------------                 Witness full name
-------------------------------
-------------------------------                 Address
-------------------------------
-------------------------------
-------------------------------                 Occupation